Exhibit 10.14

AMENDED AND RESTATED TRUST INDENTURE

By and Between

GALLATIN COUNTY, MONTANA

And

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,

as Trustee

Relating to:

Not to exceed $160,000,000

Gallatin County, Montana

Industrial Development Revenue Bonds

(Bridger Aerospace Group Project)

(Federally Taxable)

$135,000,000

Gallatin County, Montana

Industrial Development Revenue and Revenue Refunding Bonds

(Bridger Aerospace Group Project)

Series 2022 (Taxable) (Sustainability Bonds)

Dated as of July 1, 2022

EXHIBIT A	FORM OF BOND
EXHIBIT B	TERMS OF THE SERIES 2022 BONDS
EXHIBIT C	FORM OF INVESTOR LETTER

This Amended and Restated Trust Indenture (as amended, restated, supplemented or otherwise modified from time to time, this “Indenture”), is made and entered into and dated as of July 1, 2022, by and between Gallatin County, Montana (together with any successor to its rights, duties and obligations hereunder, the “County”), a county and political subdivision of the State of Montana (the “State”), and U.S. Bank Trust Company, National Association, a national banking association duly organized and existing under the laws of the United States of America, as trustee hereunder (together with any successor trustee hereunder, the “Trustee”), being authorized to accept and execute trusts of the character herein set out under and by virtue of the laws of the United States of America, and amends and restates the Trust Indenture dated as of February 1, 2021 between the County and the Trustee (the “Original Indenture”).

W I T N E S S E T H :

WHEREAS, the County is a legally and regularly created, established, organized and existing county and political subdivision of the State;

WHEREAS, the County is authorized by Title 90, Chapter 5, Part 1, Montana Code Annotated, as amended (the “Act”), to carry out the public purposes described in the Act by financing or refinancing one or more “projects” (as defined in MCA 90-5-101(10)) (which includes any land, building or other improvement and all real or personal property, whether or not in existence suitable for use for commercial, manufacturing, agricultural or industrial enterprises (as contemplated by the Act), by issuing its revenue bonds to carry out such financing or refinancing and by pledging revenues from such projects as security for the payment of the principal of, premium, if any, and interest on any such revenue bonds and by entering into any agreements made in connection therewith, for the benefit of the inhabitants of the County;

WHEREAS, Bridger Aerospace Group, LLC, a Delaware limited liability company (the “Borrower Representative”); Bridger Air Tanker 3, LLC, a Montana limited liability company; Bridger Air Tanker 4, LLC, a Montana limited liability company; Bridger Air Tanker 5, LLC, a Montana limited liability company; Bridger Solutions International 1, LLC, a Montana limited liability company; and Bridger Aviation Services, LLC, a Delaware limited liability company (collectively the “Original Borrower Group”) have previously proposed that the County issue its $160,000,000 in maximum principal amount Industrial Development Revenue Bonds (Bridger Aerospace Group Project), in one or more series (the “Bonds”) and loan the proceeds of the Bonds to the Original Borrower Group in order to assist the Original Borrower Group with the financing of the costs of: (a) constructing and equipping two airplane hangars to be located at Gallatin Field in the County; (b) acquiring five firefighting aircraft to be stored, maintained and serviced at such new hangars; (c) refinancing certain loans in connection with two firefighting aircraft owned and operated by the Original Borrower Group or its subsidiaries; (d) acquiring additional capital improvements to further the Original Borrower Group’s provision of aerial wildfire solutions; (e) funding a debt service reserve; (f) funding capitalized interest for a period not exceeding six months after completion of construction of such new hangars (collectively, the “Project”); and (g) certain issuance costs in connection with the Bonds;

WHEREAS, the County has previously issued the initial series of the Bonds in the original principal amount of $7,330,000, designated as the County’s Industrial Development Revenue Bonds (Bridger Aerospace Group Project), Series 2021 (Federally Taxable) (the “Series 2021 Bonds”), pursuant to and secured by the Original Indenture, and loaned the proceeds of the Series 2021 Bonds to the Bridger Group in order to assist the Original Borrower Group with the financing of a portion of the costs of the Project consisting of: (a) the construction and equipping an airplane hangar (“Hangar 3”) to be located at Gallatin Field (Bozeman Yellowstone International Airport (BZN)) in Belgrade, Montana; (b) funding a debt service reserve; and (c) paying certain issuance costs in connection with the Series 2021 Bonds;

WHEREAS, pursuant to Section 5.03 of the Original Indenture, the Series 2021 Bonds shall be redeemed by the County in whole at a redemption price equal to 103% of the principal amount of each Series 2021 Bond redeemed plus accrued interest to the redemption date upon the occurrence of the issuance of the second series of the Bonds;

WHEREAS, the County shall issue the second series of the Bonds, designated as the County’s Industrial Development Revenue and Revenue Refunding Bonds (Bridger Aerospace Group Project), Series 2022 (Taxable) (Sustainability Bonds) (the “Series 2022 Bonds”), which will be issued in the original principal amount of $135,000,000, pursuant to and secured by this Indenture, and loan the proceeds of the Series 2022 Bonds to the Borrower Representative, Bridger Air Tanker, LLC, a Montana limited liability company; Bridger Air Tanker 3, LLC, a Montana limited liability company; Bridger Air Tanker 4, LLC, a Montana limited liability company; Bridger Air Tanker 5, LLC, a Montana limited liability company; Bridger Air Tanker 6, LLC, a Montana limited liability company; Bridger Air Tanker 7, LLC, a Montana limited liability company; Bridger Air Tanker 8, LLC, a Montana limited liability company; Bridger Solutions International 1, LLC, a Montana limited liability company; and Bridger Solutions International 2, LLC, a Montana limited liability company, (collectively, the Borrowers”) in order to (a) redeem the 2021 Bonds in whole at a redemption price equal to 103% of the principal amount of each Series 2021 Bond redeemed and accrued interest to the redemption date; (b) assist the Borrowers with financing and refinancing the costs of: (1) constructing and equipping Hangar 3 and a new airplane hangar (“Hangar 4” and together with Hangar 3, the “Financed Hangars”) to be located at Gallatin Field (Bozeman Yellowstone International Airport (BZN), in Belgrade, Montana, in the County; (2) the acquisition price and finance deposits for new Superscooper firefighting aircraft; (3) financing assets and related working capital previously acquired with equity; (4) refinancing of collateralized financings to facilitate the capital expenditures referenced in (1) through (3); and (5) acquiring additional capital improvements to further the Borrowers’ provision of aerial wildfire solutions (the improvements listed in (b)(1) through (5) being collectively the “Taxable Series 2022 Improvements” and the property and facilities in (b)(1) through (5) being collectively the “Financed Property”); (c) fund a debt service reserve; and (d) pay certain issuance costs in connection with the Series 2022 Bonds (the “Taxable Series 2022 Project”);

WHEREAS, the Bonds and the Trustee’s certificate of authentication to be endorsed on such Bonds are all to be in substantially the forms set forth in Exhibit A hereto, with necessary and appropriate variations, omissions and insertions as permitted or required by this Indenture; and

WHEREAS, all things necessary to make the Bonds, when authenticated by the Trustee and issued as provided in this Indenture, the valid, binding and legal obligations of the County and to constitute this Indenture a valid, binding and legal instrument for the security of the Bonds in accordance with its terms, have been done and performed;

NOW, THEREFORE, THIS TRUST INDENTURE WITNESSETH:

That the County, in consideration of the premises and of the mutual covenants herein contained and of the purchase and acceptance of the Bonds by the owners thereof and of the sum of One Dollar to it duly paid by the Trustee at or before the execution and delivery of these presents, and for other good and valuable consideration, the receipt of which is hereby acknowledged, in order to secure the payment of the principal of, premium, if any, and interest on all Bonds at any time outstanding under this Indenture, according to their tenor and effect, to secure the performance and observance of all the covenants and conditions in the Bonds and herein contained, and to declare the terms and conditions upon and subject to which the Bonds are issued and secured, has executed and delivered this Indenture and has granted, bargained, sold, alienated, assigned, pledged, set over and confirmed, and by these presents does grant, bargain, sell, alien, assign, pledge, set over and confirm unto U.S. Bank Trust Company, National Association, as Trustee, for the benefit of the owners from time to time of the Bonds, and to its successors and assigns forever, all and singular, the following described property, franchises and income:

A. The rights of the County under the Amended and Restated Loan Agreement, dated as of July 1, 2022, which amends and restates the Loan Agreement, dated as of February 1, 2021, (as so amended and restated and as further amended from time to time, the “Agreement”), by and between the County and the Borrowers other than the rights of the County under Sections 5.1(d), 8.6 and 10.4 of the Agreement and other than the rights of the County to provide consents or perform certain discretionary acts as specifically provided in the Agreement (collectively, the “Unassigned Rights”).

B. The County’s rights to receive Loan Payments (as defined in the Agreement) from the Borrowers.

C. The interests of the Borrowers in and to all Property (as defined in the Agreement) now or hereafter existing to the extent that a security interest in the same has been granted to the Trustee under the Deed of Trust, the Security Agreement, and the Account Control Agreement (as such terms are defined in the Agreement).

D. All Funds created in this Indenture, except for money or obligations deposited with or paid to the Trustee for the payment or redemption of Bonds that are no longer deemed to be outstanding hereunder, and all trust accounts containing all insurance and condemnation proceeds and all Revenues payable to the Trustee by or for the account of the County pursuant to the Agreement and this Indenture, subject only to the provisions of this Indenture permitting the application thereof for the purposes and on the terms and conditions set forth in this Indenture.

E. Any and all other interests in real or personal property of every name and nature from time to time hereafter by delivery or by writing of any kind specifically mortgaged, pledged or hypothecated, as and for additional security hereunder by the County or by anyone in its behalf or with its written consent in favor of the Trustee, which is hereby authorized to receive any and all such property at any and all times and to hold and apply the same subject to the terms hereof.

TO HAVE AND TO HOLD the same with all privileges and appurtenances hereby conveyed and assigned, or agreed or intended to be, to the Trustee and its successors in said trust and assigns forever;

IN TRUST, NEVERTHELESS, upon the terms herein set forth for the equal and proportionate benefit, security and protection of all owners of the Bonds issued under and secured by this Indenture without privilege, priority or distinction as to the lien or otherwise of any of the Bonds over any other of the Bonds;

PROVIDED, HOWEVER, that if the County, its successors or assigns shall well and truly pay, or cause to be paid, the principal of the Bonds, the premium, if any, and the interest due or to become due thereon, at the times and in the manner mentioned in the Bonds according to the true intent and meaning thereof, and shall cause the payments to be made into the Bond Principal Fund and the Bond Interest Fund as hereinafter required or shall provide, as permitted hereby, for the payment thereof by depositing with the Trustee the entire amount due or to become due thereon, or certain securities as herein permitted and shall well and truly keep, perform and observe all the covenants and conditions pursuant to the terms of this Indenture to be kept, performed and observed by it, and shall pay or cause to be paid to the Trustee all sums of money due or to become due to it in accordance with the terms and provisions hereof, then upon such final payments this Indenture and the rights hereby granted shall cease, terminate and be void except to the extent required to remain in effect to preserve the rights of the owners of any Additional Parity Indebtedness which is not paid or deemed to have been paid in accordance with the document under which such Additional Parity Indebtedness was issued; otherwise this Indenture is and remains in full force and effect.

THIS INDENTURE FURTHER WITNESSETH, and it is expressly declared, that all Bonds issued and secured hereunder are to be issued, authenticated and delivered, and all said property, rights, interests, revenues and funds hereby pledged, assigned and mortgaged are to be dealt with and disposed of under, upon and subject to the terms, conditions, stipulations, covenants, agreements, trusts, uses and purposes as hereinafter expressed, and the County has agreed and covenanted, and does hereby agree and covenant with the Trustee for the benefit of the owners from time to time of the Bonds as follows:

ARTICLE 1

DEFINITIONS; INDENTURE TO CONSTITUTE CONTRACT

Section 1.1. Definitions. All words and phrases defined in Article I of the Agreement shall have the same meaning in this Indenture. In addition, the following terms, except where the context indicates otherwise, shall have the respective meanings set forth below:

“Amortized Cost ” means the value of securities purchased at a premium above or discount below par, obtained as of a given date, determined by dividing the total dollar amount of the premium or discount at which securities were purchased by the number of days remaining to maturity on such securities at the time of such purchase and by multiplying the amount so calculated by the number of days having passed since the date of such purchase, and (a) in the case of securities purchased at a premium, by deducting the product thus obtained from the purchase price; and (b) in the case of securities purchased at a discount, by adding the product thus obtained to the purchase price.

“Authorized Denominations” means denominations of $100,000 or any integral multiple thereof.

“Authorized Representative” has the definition given such term in the Agreement.

“Bondholder” or “owner” of Bonds means the registered owner of any Bond.

“Bonds” has the meaning assigned to such term in the recitals hereto.

“ Business Day” means any day other than (a) a Saturday or Sunday or a day on which banking institutions in the State of Montana or New York are authorized to close, or (b) a day on which the New York Stock Exchange is closed.

“Date of Issuance” the date on which the applicable series of Bonds is delivered to the purchaser thereof upon original issuance, and for the Series 2022 Bonds means July 21, 2022.

“Debt Service Reserve Requirement” means for the Series 2022 Bonds (a) on the Date of Issuance, an amount equal to $7,762,500, and (b) upon delivery to the Trustee of a Certificate of the Borrower Representative certifying that the Borrowers have maintained a Debt Service Coverage Ratio not less than 2.00 to 1.00 as of the last day of the most recently ended fiscal quarter for the period consisting of the four consecutive quarters ending on such day, based on the audited or unaudited consolidated financial statements of the Borrowers and BAG Holdings (whichever is most recently available), an amount equal to $0.

“Designated Office” means with respect to the Trustee, the corporate trust office of U.S. Bank Trust Company, National Association specified in Section 11.7 hereof, provided, however, that with respect to payments on the Bonds and any exchange, transfer or other surrender of the Bonds, the Designated Office of the Trustee shall mean the designated corporate trust office of U.S. Bank Trust Company, National Association in Salt Lake City, Utah or such other office or location designated by the Trustee in writing.

“Financing Documents” has the definition given such term in the Agreement.

“Government Obligations” means any of the following: (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by the United States of America and bank certificates of deposit secured by such obligations; (b) bonds, debentures, notes, participation certificates, or other obligations issued by the banks for cooperatives, the federal intermediate credit bank, the federal home loan bank system, the export-import bank of the United States, federal land banks, or the federal national mortgage association; (c) public housing bonds and project notes fully secured by contracts with the United States; and (d) obligations of financial institutions insured by the federal deposit insurance corporation or the federal savings and loan insurance corporation, to the extent insured or to the extent guaranteed as permitted under any other provision of state law.

“ Institutional Accredited Investors” consists of “accredited investors” described in Sections (a)(1), (2), (3), (7), (8), (9), (12), or (13) of Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended.

“Interest Payment Date” means each March 1 and September 1, commencing for the Series 2022 Bonds on September 1, 2022.

“Opinion of Counsel” has the definition given such term in the Agreement.

“Outstanding” or “Bonds Outstanding” means, when used with respect to the Bonds, as of any particular time, all Bonds which have been duly authenticated and delivered by the Trustee under this Indenture, except:

(a) Bonds theretofore cancelled by the Trustee or delivered to the Trustee for cancellation after purchase in the open market or because of payment at or redemption prior to maturity;

(b) Bonds deemed to be paid within the meaning of Section 7.1 hereof; and

(c) Bonds in lieu of which other Bonds have been authenticated under Section 2.5 or 2.6 hereof.

“Permitted Investments” means:

(a) Obligations of, or obligations guaranteed as to principal and interest by, the United States of America or any agency or instrumentality thereof when such obligations are backed by the full faith and credit of the United States of America.

(b) Federal Housing Administration Debentures.

(c) The following obligations of government-sponsored agencies that are not backed by the full faith and credit of the United States government:

(i) Federal Home Loan Mortgage Corp. (FHLMC) Participation certificates (excluded are stripped mortgage securities which are purchased at prices exceeding their principal amounts) Senior debt obligations

(ii) Farm Credit System (formerly: Federal Land Banks, Federal Intermediate Credit Banks, and Banks for Cooperatives) Consolidated systemwide bonds and notes

(iii) Federal Home Loan Banks (FHL Banks) Consolidated debt obligations

(iv) Federal National Mortgage Association (FNMA) Senior debt obligations Mortgage-backed securities (Excluded are stripped mortgage securities which are purchased at prices exceeding their principal amounts)

(v) Student Loan Marketing Association (SLMA) Senior debt obligations (Excluded are securities that do not have a fixed par value and/or whose terms do not promise a fixed dollar amount at maturity or call date) Letter of credit-backed issues

(vi) Financing Corp. (FICO) Debt obligations

(vii) Resolution Funding Corp. (REFCORP) Debt obligations.

(d) Federal funds, unsecured certificates of deposit, time deposits and banker’s acceptances (having maturities of not more than 365 days) of any bank, including the Trustee, the short-term obligations of which are rated “A-1” or higher by S&P Global Ratings or “P-1” or higher by Moody’s Investors Service.

(e) Deposits that are fully insured by the Federal Deposit Insurance Corp. (FDIC), including Bank Insurance Fund (BIF) and Savings Association Insurance Fund (SAIF).

(f) (i) Debt obligations rated “A” or higher by S&P Global Ratings and “A” or higher by Moody’s Investors Service. Excluded are securities that do not have a fixed par value and/or whose terms do not promise a fixed dollar amount at maturity or call date; and

(ii) Pre-refunded municipal obligations rated “AAA” by S&P Global Ratings and “Aaa” by Moody’s Investors Service.

(g) Commercial paper rated “A-1” or higher by S&P Global Ratings and “P-1” or higher by Moody’s Investors Service maturing in not more than 365 days.

(h) Investment in money market funds rated “Am” or “Am-G” or higher by S&P Global Ratings.

(i) Repurchase agreements with any transferor with debt rated “A” or higher or commercial paper rated “A-1” or higher by S&P Global Ratings and “A” or “P-1” or higher by Moody’s Investors Service.

(j) The following stripped securities:

(i) United States Treasury STRIPS

(ii) REFCORP STRIPS (stripped by the Federal Reserve Bank of New York)

(iii) Financing Corp. (FICO) Strips (stripped by Federal Reserve Bank of New York which have CUSIP prefixes 317705, 31771) and 31771K)

(iv) Any stripped securities assessed or rated “A” or higher by S&P Global Ratings and A or higher by Moody’s Investors Service.

“Purchase Contract” means for any series of the Bonds other than the Series 2022 Bonds, a bond purchase agreement, by and among the County, the Borrowers and D.A. Davidson & Co., as representative; and for the Series 2022 Bonds, means the Bond Purchase Agreement, dated July 19, 2022, by and among the County, the Borrowers and D.A. Davidson & Co., as representative.

“Qualified Institutional Buyer” means a “qualified institutional buyer” within the meaning of Rule 144A promulgated under the Securities Act of 1933, as amended.

“Regular Record Date” means the close of business on the fifteenth day of the month next preceding each Interest Payment Date.

“Revenues” means all payments received by the Trustee pursuant to the Agreement and this Indenture.

“Series 2021 Bonds ” means the initial series of the Bonds in the original principal amount of $7,330,000, designated as the County’s Industrial Development Revenue Bonds (Bridger Aerospace Group Project), Series 2021 (Federally Taxable).

“Series 2022 Bonds” means the second series of the Bonds in the original principal amount of $135,000,000, designated as the County’s Industrial Development Revenue and Revenue Refunding Bonds (Bridger Aerospace Group Project), Series 2022 (Taxable) (Sustainability Bonds).

“Special Record Date” means a special record date, which shall be a Business Day, fixed to determine the names and addresses of owners for purposes of paying interest on a special interest payment date for the payment of defaulted interest, all as further provided in Section 2.3 hereof.

“State” means the State of Montana.

“Superscooper” means any aircraft model CL-215, CL-415, any derivative or variant thereof, or any aircraft of similar type or purpose.

“Trust Estate” means the property pledged, assigned and mortgaged to the Trustee pursuant to the granting clauses hereof.

Section 1.2. Indenture To Constitute Contract. In consideration of the purchase and acceptance of any or all of the Bonds by those who shall own the same from time to time, the provisions of this Indenture shall be part of the contract of the County with the owners of the Bonds, and shall be deemed to be and shall constitute contracts between the County, the Trustee and the owners from time to time of the Bonds. The pledge made in this Indenture and the provisions, covenants and agreements herein set forth to be performed by or on behalf of the County shall be for the equal benefit, protection and security of the owners of any and all of the Bonds. All of the Bonds, regardless of the time or times of their issuance or maturity, shall be of equal rank without preference, priority or distinction of any of the Bonds over any other thereof, except as expressly provided in or pursuant to this Indenture.

ARTICLE 2

AUTHORIZATION, TERMS, EXECUTION AND ISSUANCE OF BONDS

Section 2.1. Authorized Amount of Bonds; Additional Bonds. No Bonds may be issued under this Indenture except in accordance with this Article. The total principal amount of Bonds that may be issued hereunder is hereby expressly limited to $160,000,000 except as provided in Section 2.5 hereof.

The County may in the future, but is not obligated to, by resolution adopted by the governing body of the County, authorize and issue bonds for the purpose of making a loan to the Borrowers and/or affiliates of the Borrowers for a “Project” as defined in the Act, and all as described in such resolution, provided such bonds are issued as Additional Parity Indebtedness pursuant to the Loan Agreement. If so authorized and determined by the County, such future bonds may be issued as additional bonds under this Indenture, upon the execution and delivery of a Supplemental Indenture as provided in Article 10 of this Indenture.

Section 2.2. All Bonds Equally and Ratably Secured by Trust Estate; Limited Obligation of Bonds and Pledges Securing the Same. All Bonds issued under this Indenture and at any time Outstanding shall in all respects be equally and ratably secured hereby, without preference, priority or distinction on account of the date or dates or the actual time or times of the issue or maturity of the Bonds, so that all Bonds at any time issued and Outstanding hereunder shall have the same right, lien and preference under and by virtue of this Indenture, and shall all be equally and ratably secured hereby. No recourse shall be had for any claim based on this Indenture or the Bonds, including but not limited to the payment of the principal or redemption price of, premium, if any, or interest on, the Bonds, against any elected official, officer, director, agent, employee, or attorney past, present or future, of the County or of any successor body, as such, either directly or through the County or any such successor body, under any constitutional provision, statute or rule of law or by the enforcement of any assessment or penalty or by any legal or equitable proceeding or otherwise; provided, however, that such limitation shall not go to Bond Counsel. Notwithstanding anything to the contrary in any of the documents relevant to the issuance of the Bonds, the County shall be conclusively deemed to have complied with all of its covenants and other obligations hereunder upon requiring the Borrowers in this Indenture and the Agreement to agree to perform such County covenants and other obligations (excepting only any approvals or consents required to be given by the County hereunder). However, nothing contained in any such agreement by the Borrowers shall prevent the County from time to time, in its discretion, from performing any such covenants or other obligations. The County shall have no liability for any failure to fulfill, or breach by the Borrowers of, the County’s obligations under the Bonds or this Indenture or otherwise, including without limitation the Borrowers’ obligations to fulfill the County’s covenants or other obligations under this Indenture. Execution by the Borrowers of the Agreement shall be deemed to constitute its acceptance of the terms of the above provisions. The Bonds and the interest thereon shall be special, limited obligations of the County, payable solely out of revenues derived under the Agreement, and shall never constitute the debt or indebtedness of the County within the meaning of any provision or limitation of the constitution or statutes of the State of Montana or of any charter of any political subdivision thereof, including the County, and shall not constitute nor give rise to a pecuniary liability or multiple fiscal year direct or indirect debt or other financial obligation whatsoever of the County or a charge against its general credit or taxing powers.

Section 2.3. Authorization of Bonds. There is hereby authorized to be issued hereunder and secured hereby one or more series of the Bonds, each to be designated “Gallatin County, Montana Industrial Development Revenue Bonds (Bridger Aerospace Group Project) (Federally Taxable)”, along with a series designation determined by the County. The second series of the Bonds authorized hereunder shall be designated as the “Gallatin County, Montana Industrial Development Revenue and Revenue Refunding Bonds (Bridger Aerospace Group Project), Series 2022 (Taxable) (Sustainability Bonds)” in the principal amount of $135,000,000.

The Bonds shall be issuable as fully registered bonds in Authorized Denominations. The Bonds shall be numbered separately and lettered in such manner as the Trustee shall determine. The Bonds shall be in substantially the form of Exhibit A or another form determined by the County in connection with the issuance of a series of the Bonds other than the Series 2022 Bonds, with such appropriate variations, omissions, substitutions and insertions as are permitted or required hereby or are required by law.

Each series the Bonds shall be dated their Date of Issuance. Each series of the Bonds shall bear interest at the rates per annum set forth therein from their date until payment of principal has been made or provided for, payable on each Interest Payment Date, except that Bonds which are reissued upon transfer, exchange or other replacement shall bear interest from the most recent Interest Payment Date to which interest has been paid or duly provided for, or if no interest has been paid, from the date of such series of the Bonds. The Series 2022 Bonds shall bear interest at the rates per annum, and mature on September 1 in the years and in the principal amounts as set forth in Exhibit B, attached hereto and incorporated herein by reference.

The principal of, and premium, if any, on, the Bonds shall be payable at the Designated Office of the Trustee, upon presentation and surrender of the Bonds. Payment of interest on any Bond shall be made to the owner thereof by wire transfer to a bank account within the United States or check mailed on each Interest Payment Date (or, if such date is not a Business Day, on the next succeeding Business Day) by the Trustee to the owner at his or her address as it last appears on the registration records kept by the Trustee on the Regular Record Date for such Interest Payment Date, but any such interest not so timely paid shall cease to be payable to the owner thereof at the close of business on the Regular Record Date and shall be payable to the owner thereof at the close of business on a Special Record Date for the payment of any such defaulted interest, at the Late Payment Rate as provided in the Loan Agreement. Such Special Record Date shall be fixed by the Trustee whenever money becomes available for payment of the defaulted interest, and notice of such Special Record Date shall be given to the owners of the Bonds not less than 10 days prior thereto by first-class mail to each such owner as shown on the registration records on the date selected by the Trustee stating the date of the Special Record Date and the date fixed for the payment of such defaulted interest.

All payments of principal, premium, if any, and interest on the Bonds shall be payable in lawful money of the United States of America, without deduction for exchange or collection charges. Interest on all Bonds shall be computed based on a year of 360 days, consisting of twelve months of 30 days each.

Section 2.4. Execution of Bonds. The Bonds shall be executed in the name and on behalf of the County by the manual or facsimile signature of its Chair, the County Clerk and Recorder, and the County Treasurer and its official seal to be hereunto impressed or imprinted hereon. Any Bond may be signed (manually or by facsimile), sealed, or attested on behalf of the County by any person who, at the date of such act, shall hold the proper office, notwithstanding that at the date of authentication, issuance or delivery, such person may have ceased to hold such office.

Section 2.5. Registration, Transfer and Exchange of Bonds; Persons Treated as Owners. The County shall cause records for the registration and for the transfer of the Bonds as provided in this Indenture to be kept by the Trustee. Upon surrender for transfer of any Bond at the Designated Office of the Trustee duly endorsed for transfer or accompanied by an assignment duly executed by the owner or his or her attorney duly authorized in writing, the County shall execute and the Trustee shall authenticate and deliver in the name of the transferee or transferees a new Bond or Bonds for a like aggregate principal amount, of the same maturity in Authorized Denominations.

Bonds may be exchanged at the Designated Office of the Trustee for a like aggregate principal amount of Bonds, of the same maturity in Authorized Denominations. The County shall execute and the Trustee shall authenticate and deliver Bonds which the Bondholder making the exchange is entitled to receive, bearing numbers not contemporaneously Outstanding. The execution by the County of any Bond of any denomination shall constitute full and due authorization of such denomination and the Trustee shall thereby be authorized to authenticate and deliver such Bond.

The Trustee shall not be required to transfer or exchange any Bond subject to redemption during the period of 15 days next preceding the mailing of notice of redemption as herein provided except that Bonds not subject to redemption pursuant to Section 5.3 hereof may be transferred or exchanged during such period in the event of redemption pursuant to Section 5.3 hereof. After the giving of such notice the Trustee shall not be required to transfer or exchange any Bond or portion thereof which has been called for redemption.

As to any Bond, the person in whose name the same shall be registered shall be deemed and regarded as the absolute owner thereof for all purposes, except to the extent otherwise provided herein with respect to Regular Record Dates and Special Record Dates for the payment of interest on the Bonds, and payment of either principal or interest on any Bond shall be made only to or upon the written order of the owner thereof or his or her legal representative but such registration may be changed as hereinabove provided. All such payments shall be valid and effectual to satisfy and discharge the liability upon such Bond to the extent of the sum or sums paid.

The Trustee and the County shall require the payment by any Bondholder requesting exchange or transfer of any tax or other governmental charge required to be paid with respect to such exchange or transfer.

The foregoing provisions of this Section are subject to the provisions of Section 2.11 hereof.

Each purchaser of a Bond in connection with the initial issuance and sale thereof must be a Qualified Institutional Buyer or an Institutional Accredited Investor, and is required, as a condition to such purchase, to execute and deliver an investment letter in the form attached to this Indenture as Exhibit C. The Bonds may not be subsequently transferred or sold to anyone other than a Qualified Institutional Buyer.

Section 2.6. Lost, Stolen, Destroyed and Mutilated Bonds. Upon receipt by the County and the Trustee of evidence satisfactory to them of the ownership of and the loss, theft, destruction or mutilation of any Bond and, in the case of a lost, stolen or destroyed Bond, of indemnity satisfactory to them, and upon surrender and cancellation of the Bond, if mutilated, (a) the County shall execute, and the Trustee shall authenticate and deliver, a new Bond of the same date, maturity, principal amount, and denomination in lieu of such lost, stolen, destroyed or mutilated Bond; or

(b) if such lost, stolen, destroyed or mutilated Bond shall have matured or have been called for redemption, in lieu of executing and delivering a new Bond as aforesaid, the Trustee may pay such Bond. Any such new Bond shall bear a number not contemporaneously Outstanding. The applicant for any such new Bond may be required to pay all expenses and charges of the County and of the Trustee in connection with the issuance of such Bond. All Bonds shall be held and owned upon the express condition that, to the extent permitted by law, the foregoing conditions are exclusive with respect to the replacement and payment of mutilated, destroyed, lost or stolen Bonds, negotiable instruments, or other securities.

Section 2.7. Delivery of Series 2022 Bonds. Upon the execution and delivery of this Indenture, the County shall execute and deliver to the Trustee and the Trustee shall authenticate the Series 2022 Bonds and deliver them to the initial purchaser thereof as directed by the County and as hereinafter in this Section provided.

Prior to the delivery by the Trustee of any of the Series 2022 Bonds, there shall have been filed with or delivered to the Trustee the following:

(a) a resolution duly adopted by the County, certified by the County Clerk and Recorder thereof, authorizing the financing of the cost of the Project and execution and delivery of the Agreement, the Purchase Contract and this Indenture and the issuance of the Bonds (the “Bond Resolution”);

(b) a duly executed copy of this Indenture, the Agreement, the Purchase Contract and the other Financing Documents;

(c) the written order of the County as to the authentication and delivery of the Series 2022 Bonds, signed by an Authorized Representative of the County;

(d) a copy of an investment letter in the form attached hereto as Exhibit C duly executed by each initial purchaser of a Series 2022 Bond; and

(e) an opinion of bond counsel substantially to the effect that the Series 2022 Bonds constitute legal, valid and binding obligations of the County.

Section 2.8. Authentication Certificate. The authentication certificate upon the Bonds shall be substantially in the form and tenor hereinbefore provided. No Bond shall be secured hereby or entitled to the benefit hereof, or shall be valid or obligatory for any purpose, unless the certificate of authentication, substantially in such form, has been duly executed by the Trustee; and such certificate of the Trustee upon any Bond shall be conclusive evidence and the only competent evidence that such Bond has been authenticated and delivered hereunder. The certificate of authentication shall be deemed to have been duly executed if manually signed by an authorized officer of the Trustee, but it shall not be necessary that the same officer sign the certificate of authentication on all of the Bonds issued hereunder.

Section 2.9. Cancellation and Destruction of Bonds. Whenever any Outstanding Bonds shall be delivered to the Trustee for the cancellation thereof pursuant to this Indenture, upon payment of the principal amount thereof or for replacement pursuant to Section 2.6 hereof, such Bonds shall be promptly cancelled and destroyed by the Trustee in accordance with its record retention policies then in effect.

Section 2.10. Temporary Bonds. Pending the preparation of definitive Bonds, the County may execute and the Trustee shall authenticate and deliver temporary Bonds. Temporary Bonds shall be issuable as registered Bonds without coupons, of any denomination, and substantially in the form of the definitive Bonds but with such omissions, insertions and variations as may be appropriate for temporary Bonds, all as may be determined by the County. Every temporary Bond shall be executed by the County and be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with like effect, as the definitive Bonds. As promptly as practicable, the County shall execute and shall furnish definitive Bonds and thereupon temporary Bonds may be surrendered in exchange therefor without charge at the Designated Office of the Trustee, and the Trustee shall authenticate and deliver in exchange for such temporary Bonds a like aggregate principal amount of definitive Bonds. Until so exchanged, the temporary Bonds shall be entitled to the same benefits under this Indenture as definitive Bonds.

Section 2.11. Custodial Deposit.

(a) Notwithstanding the foregoing provisions of this Indenture, the Bonds shall initially be evidenced by one Bond for each year in which the Bonds mature in denominations equal to the aggregate principal amount of the Bonds maturing in that year. Such initially delivered Bonds shall be registered in the name of “Cede & Co.” as nominee for The Depository Trust Company (“DTC”), the securities depository for the Bonds.

(b) The Bonds may not thereafter be transferred or exchanged except:

(i) to any successor of DTC or its nominee, which successor must be a qualified and registered “clearing agency” under Section 17A of the Securities Exchange Act of 1934, as amended;

(ii) upon the resignation of DTC or a successor or new depository under Section 2.11(b)(i) or (ii), or a determination by the Borrowers and the County that DTC or such successor or new depository is no longer able to carry out its functions, and the designation by the Borrowers and the County of another depository institution acceptable to the Borrowers and the County and to the depository then holding the Bonds, which new depository institution must be a qualified and registered “clearing agency” under Section 17A of the Securities Exchange Act of 1934, as amended, to carry out the functions of DTC or such successor or new depository; or

(iii) upon the resignation of DTC or a successor or new depository under Section 2.11(b)(i) or (ii), or a determination of the Borrowers and the County that DTC or such successor or new depository is no longer able to carry out its functions, and the failure by the Borrowers and the County, after reasonable investigation, to locate another qualified depository institution under Section 2.11(b)(ii) to carry out such depository functions.

(c) In the case of a transfer to a successor of DTC or its nominee as referred to in Section 2.11(b)(i) hereof or designation of a new depository pursuant to Section 2.11(b)(ii) hereof, upon receipt of the Outstanding Bonds by the Trustee, together with written instructions for transfer satisfactory to the Trustee, a new Bond for each maturity of the Bonds then Outstanding shall be issued to such successor or new depository, as the case may be, or its nominee, as is specified in such written transfer instructions. In the case of a resignation or determination under Section 2.11(b)(iii) hereof and the failure after reasonable investigation to locate another qualified depository institution for the Bonds as provided in Section 2.11(b)(iii) hereof, and upon receipt of the Outstanding Bonds by the Trustee, together with written instructions for transfer satisfactory to the Trustee, new Bonds shall be issued in the denominations of $5,000 or any integral multiple thereof within a maturity, as provided in and subject to the limitations of Section 2.3 hereof, registered in the names of such persons, and in such denominations as are requested in such written transfer instructions; however, the Trustee shall not be required to deliver such new Bonds within a period of less than 60 days from the date of receipt of such written transfer instructions.

(d) The Borrowers, the County and the Trustee shall be entitled to treat the registered owner of any Bond as the absolute owner thereof for all purposes hereof and any applicable laws, notwithstanding any notice to the contrary received by any or all of them and the Borrowers, the County and the Trustee shall have no responsibility for transmitting payments or notices to the beneficial owners of the Bonds held by DTC or any successor or new depository named pursuant to Section 2.11(b) hereof.

(e) The Borrowers, the County and the Trustee shall endeavor to cooperate with DTC or any successor or new depository named pursuant to Section 2.11(b)(i) or (ii) hereof in effectuating payment of the principal of, premium, if any, and interest on the Bonds by arranging for payment in such a manner that funds representing such payments are available to the depository on the date they are due.

(f) Upon any partial redemption of any maturity of the Bonds, Cede & Co., or its successor, in its discretion may request the County to issue and authenticate a new Bond or shall make an appropriate notation on the Bond indicating the date and amount of prepayment, except in the case of final maturity, in which case the Bond must be presented to the Trustee prior to payment.

ARTICLE 3

REVENUES AND FUNDS

Section 3.1. Pledge of Trust Estate. Subject only to the rights of the County to apply amounts under the provisions of this Article 3, a pledge of the Trust Estate to the extent provided herein is hereby made, and the same is pledged to secure the payment of the principal of, premium, if any, and interest on the Bonds. The pledge hereby made shall be valid and binding from and after the time of the delivery by the Trustee of the first Bond authenticated and delivered under this Indenture. The security so pledged and then or thereafter received by the County shall immediately be subject to the lien of such pledge and the obligation to perform the contractual provisions hereby made shall have priority over any or all other obligations and liabilities of the County with respect to the Trust Estate and the lien of such pledge shall be valid and binding as against all parties having claims of any kind in tort, contract or otherwise against the County irrespective of whether such parties have notice thereof.

Section 3.2. Establishment of Funds. The County hereby establishes and creates the following funds, and any accounts or subaccounts therein as necessary, which shall be separate trust funds held by the Trustee:

(a)	Bond Principal Fund;

(b)	Bond Interest Fund;

(c)	Debt Service Reserve Fund;

(d)	Issuance Expense Fund;

(e)	Improvements Fund; and

(f)	Refunding Fund.

Section 3.3. Payments Into the Bond Principal Fund and the Bond Interest Fund. There shall be deposited into the Bond Principal Fund or the Bond Interest Fund, as appropriate, and as and when received: (a) all payments by the Borrowers pursuant to Section 5.1(a) of the Agreement; (b) all other money deposited into the Bond Principal Fund or Bond Interest Fund pursuant to the Agreement or this Indenture; and (c) all other money received by the Trustee when accompanied by directions not inconsistent with the Agreement or this Indenture that such money is to be paid into the Bond Principal Fund or Bond Interest Fund. There shall also be retained in the Bond Principal Fund and Bond Interest Fund, respectively, interest and other income received on investment of money in the Bond Principal Fund and Bond Interest Fund to the extent provided in Section 6.2 hereof. If the Trustee has not received payments from the Borrowers pursuant to Section 5.1(a) of the Agreement by the fifth day after any required payment date pursuant to Section 5.1(a) of the Agreement, the Trustee will immediately in writing notify the County and the Borrowers of such nonpayment.

Section 3.4. Use of Money in the Bond Principal Fund and the Bond Interest Fund. Except as provided in this Section and in Sections 3.5, 3.7, 3.13, 6.2 and 8.5 hereof, money in the Bond Principal Fund shall be used solely for the payment of the principal of and premium, if any, on the Bonds, and money in the Bond Interest Fund shall be used solely for the payment of the interest on the Bonds. Whenever the total amount in the Bond Principal Fund and the Bond Interest Fund is sufficient to redeem all of the Bonds Outstanding and to pay interest to accrue thereon prior to such redemption, and redemption premium, if any, the Trustee, subject to the requirements of the Agreement, covenants to take and cause to be taken the necessary steps to redeem all of the Bonds on the redemption date for which the required redemption notice has been given.

Section 3.5. Custody of the Bond Principal Fund and the Bond Interest Fund. The Bond Principal Fund and the Bond Interest Fund shall be in the custody of the Trustee, but in the name of the County and the County authorizes and directs the Trustee to withdraw sufficient funds from the Bond Principal Fund to pay the principal of and premium, if any, on the Bonds as the same become due and payable, to withdraw sufficient funds from the Bond Interest Fund to pay the interest on the Bonds as the same becomes due and payable and to withdraw sufficient funds from the Bond Interest Fund or the Bond Principal Fund for other purposes authorized in Section 3.4 hereof.

Section 3.6. Custody of the Debt Service Reserve Fund; Payments Into and Use of Money in the Debt Service Reserve Fund. The Debt Service Reserve Fund shall be in the custody of the Trustee but in the name of the County and the County hereby authorizes and directs the Trustee to withdraw sufficient funds from the Debt Service Reserve Fund to pay the principal of, redemption premium, if any, and interest on the Bonds, which authorization and direction the Trustee hereby accepts. In the event that amounts on deposit in the Bond Principal Fund or the Bond Interest Fund are insufficient to make payments of principal of or redemption premium, if any; or interest on the Bonds, respectively, when due, the Trustee will transfer money from the Debt Service Reserve Fund to the Bond Principal Fund or the Bond Interest Fund, as applicable, to the extent necessary to pay principal of, redemption premium, if any, and interest on the Bonds when due, as applicable.

There shall be deposited into the Debt Service Reserve Fund, pursuant to Section 4.1 of the Agreement, the Debt Service Reserve Requirement. There shall also be deposited into the Debt Service Reserve Fund all moneys required to be paid by the Borrowers to the Trustee pursuant to Section 5.1 of the Agreement. In addition, there shall also be deposited into the Debt Service Reserve Fund (i) all other moneys required to be deposited therein pursuant to the Agreement or this Indenture, and (ii) all other moneys received by the Trustee when accompanied by directions not inconsistent with the Agreement or this Indenture that such moneys are to be paid into the Debt Service Reserve Fund. There shall also be retained in the Debt Service Reserve Fund interest and other income received on investments of Debt Service Reserve Fund moneys to the extent provided in Article 6.

Money in the Debt Service Reserve Fund shall be used solely for the payment of the principal of or redemption premium, if any; and interest on the Bonds in the event moneys in the Bond Principal Fund or the Bond Interest Fund, respectively, are insufficient to make such payments when due, whether on an Interest Payment Date, sinking fund redemption date, the maturity date or otherwise. Upon the occurrence of an Event of Default hereunder and the exercise by the Trustee of the remedy specified in Section 10.2(a) of the Agreement and Section 8.2(a), any moneys in the Debt Service Reserve Fund shall be transferred by the Trustee to the Bond Fund and applied in accordance with Section 8.5. On the maturity date any moneys in the Debt Service Reserve Fund may be used to pay the principal of and interest on the Bonds. In the event of the redemption of the Bonds in whole, any moneys in the Debt Service Reserve Fund shall be transferred to the Bond Principal Fund and applied to the payment of the principal of and redemption premium, if any, on the Bonds. The Trustee shall value the Permitted Investments in the Debt Service Reserve Fund semiannually on March 1 and September 1 of each year at their market value. If on any such valuation date the amount in the Debt Service Reserve Fund (determined pursuant to this Section) is greater than the Debt Service Reserve Requirement, such excess shall be transferred by the Trustee to the Bond Principal Fund or the Bond Interest Fund and applied to the payment of the principal of and interest on the Bonds, as applicable; provided, however, that notwithstanding the foregoing, on any such valuation date immediately following a decrease in the amount of the Debt Service Reserve Requirement pursuant to this Indenture, such excess shall be transferred by the Trustee to the Borrower Representative and used by the Borrowers to pay costs of the acquisition, construction, installation, equipping, financing or refinancing of the Taxable Series 2022 Improvements; and provided further, however, that the amount remaining in the Debt Service Reserve Fund (determined pursuant to this Section) immediately after such transfer shall not be less than the Debt Service Reserve Requirement on that date. If on any such valuation date the amount in the Debt Service Reserve Fund (determined pursuant to this Section) is less than the Debt Service Reserve Requirement, the Trustee shall notify the Borrowers of their obligation to replenish the Debt Service Reserve Fund pursuant to Section 5.1 of the Agreement. The market value of Permitted Investments in the Debt Service Reserve Fund shall be determined in accordance with the price provided by pricing services and sources relied upon by the Trustee, and the Trustee shall have no duty to independently value such investments.

At such times as moneys are to be transferred out of the Debt Service Reserve Fund for deposit into the Bond Principal Fund or the Bond Interest Fund pursuant to this Section, the Trustee shall use cash or Permitted Investments in such order of priority as the Borrowers shall direct in writing. If no Borrower direction has been received, the Trustee shall determine the priority of use of amounts in the Debt Service Reserve Fund. Within five (5) Business Days of any transfer of funds from the Debt Service Reserve Fund to the Bond Principal Fund or the Bond Interest Fund, the Trustee shall notify the Borrowers in writing of such transfer and of the amount of the deficiency, if any, of amounts then on deposit in the Debt Service Reserve Fund as of such date. The Borrowers shall thereafter replenish the Debt Service Reserve Fund as required by Section 5.1 of the Agreement.

The Trustee shall cause to be kept and maintained accurate records pertaining to the Debt Service Reserve Fund and all disbursements therefrom. After payment in full of the Bonds, or provision having been made for payment of the Bonds pursuant to Section 7.1, and payment of all other amounts required to be paid under this Indenture, any amounts remaining in the Debt Service Reserve Fund shall be paid to the Borrowers.

Section 3.7. Improvements Fund; Proceeds of Series 2022 Bonds Deposited with Borrower Representative. There shall be deposited into the Improvements Fund Series 2022 Bond proceeds in an amount equal to $116, 127,370.64. The Trustee is hereby authorized and directed, immediately after closing of the Series 2022 Bonds, to disburse this $116,127,370.64 from the Improvements Fund to the Borrower Representative pursuant to Section 4.1 of the Agreement, to be used by the Borrowers to fund the Taxable Series 2022 Improvements. The Trustee shall cause to be kept and maintained accurate records pertaining to the Improvements Fund and all disbursements therefrom.

Section 3.8. Completion of the Taxable Series 2022 Project. The completion of the Taxable Series 2022 Project and payment or provision made for payment of the full Costs of the Taxable Series 2022 Project shall be evidenced by the filing with the Trustee and the County of the certificate of the Borrower Representative required by the provisions of Section 4.2 of the Agreement. Any remaining balance of the proceeds of the Series 2022 Bonds held by the Borrowers on such completion date shall be transferred to the Bond Interest Fund or the Bond Principal Fund, as directed by the Borrowers.

Section 3.9. Reserved.

Section 3.10. Payments Into and Use of Money in the Issuance Expense Fund; Disbursements. There shall be deposited into the Issuance Expense Fund Series 2022 Bond proceeds in an amount equal to $1,024,049.50. All investment income on the Issuance Expense Fund shall also be deposited in the Issuance Expense Fund. The Trustee is hereby authorized and directed, upon the written direction of an Authorized Representative of the Borrowers, to make payments from the Issuance Expense Fund for the payment of issuance expenses as provided in this Section. The Trustee shall be fully protected in relying upon such written direction without investigation or inquiry. Payments shall be made from the Issuance Expense Fund only for paying the costs of legal, accounting, organization, marketing or other special services and other fees and expenses incurred or to be incurred by or on behalf of the County or the Borrowers in connection with the issuance of the Bonds. The Borrowers acknowledge that the money in the Issuance Expense Fund available for payment of the foregoing costs may not be sufficient to pay such costs in full, and agree to pay that portion of such costs in excess of the amount in the Issuance Expense Fund from any money legally available for such purpose. The Borrowers shall not be entitled as a result of paying a portion of the issuance expenses pursuant to this Section to any reimbursement therefor from the County, the Trustee or the owners of the Bonds, nor shall they be entitled to any diminution in or postponement of the Loan Payments (as defined in the Agreement) or other amounts required to be paid under the Agreement. Upon receipt of a certificate signed by an Authorized Representative of the Borrowers stating that all such fees and expenses have been paid, the Trustee shall transfer any money remaining in the Issuance Expense Fund to the Bond Interest Fund or the Bond Principal Fund, as directed by the Borrowers.

The Trustee shall cause to be kept and maintained accurate records pertaining to the Issuance Expense Fund and all disbursements therefrom. Any money remaining in the Issuance Expense Fund on October 1, 2022 shall be transferred to the Bond Principal Fund.

Section 3.11. Payments Into and Use of Money in the Refunding Fund. There shall be deposited into the Refunding Fund Series 2022 Bond proceeds, plus amounts on deposit in the Debt Service Reserve Fund for the Series 2021 Bonds, in an amount sufficient to redeem the outstanding Series 2021 Bonds in whole at a redemption price equal to 103% of the principal amount of each Series 2021 Bond redeemed plus accrued interest to the redemption date, which is the Date of Issuance of the Series 2022 Bonds. The Trustee is hereby authorized and directed to redeem and retire the then outstanding Series 2021 Bonds on the Date of Issuance of the Series 2022 Bonds, at a price of 103% of the principal amount of each Series 2021 Bond redeemed, together with accrued interest thereon to the date of redemption.

Section 3.12. Nonpresentment of Bonds. In the event any Bonds, or portions thereof, shall not be presented for payment when the principal thereof becomes due, either at maturity, the date fixed for redemption thereof, or otherwise, if funds sufficient for the payment thereof, including accrued interest thereon, shall have been deposited into the Bond Principal Fund and Bond Interest Fund or otherwise made available to the Trustee for deposit therein, then on and after the date said principal becomes due, all interest thereon shall cease to accrue and all liability of the County to the owner or owners thereof for the payment of such Bonds, shall forthwith cease, terminate and be completely discharged, and thereupon it shall be the duty of the Trustee to hold such fund or funds in a separate trust account for the benefit of the owner or owners of such Bonds, who shall thereafter be restricted exclusively to such fund or funds for any claim of whatever nature on his, her or their part under this Indenture with respect to said Bond or on, or with respect to, said Bond. Such money shall not be required to be invested during such period by the Trustee. If any Bond shall not be presented for payment within the period of three years following the date when such Bond becomes due, whether by maturity or otherwise, the Trustee shall return, subject to any state escheatment laws, to the Borrowers the funds theretofore held by it for payment of such Bond and such Bond shall, subject to the defense of any applicable statute of limitation, thereafter be an unsecured obligation of the Borrowers.

Section 3.13. Money To Be Held in Trust. All money required to be deposited with or paid to the Trustee under any provision of this Indenture shall be held by the Trustee in trust for the purposes specified in this Indenture, and, except for money deposited with or paid to the Trustee for the redemption of Bonds for which the notice of redemption has been duly given shall while held by the Trustee, constitute part of the Trust Estate and be subject to the lien hereof.

Section 3.14. Repayment to the Borrowers From the Funds. Any amounts remaining in the Funds after payment in full of the Bonds (or making provision for such payment), the fees and expenses of the Trustee and all other amounts required to be paid hereunder and under the Agreement to the County and all other amounts required to be paid hereunder and under the Agreement shall be paid to the Borrowers upon the expiration of the term of the Agreement.

Section 3.15. Redemption Credits. In the event of the prepayment of the Loan in full pursuant to Article 11 of the Agreement, the amounts then contained in the Issuance Expense Fund shall be transferred to the Bond Interest Fund and the Bond Principal Fund.

ARTICLE 4

COVENANTS OF THE COUNTY

Section 4.1. Performance of Covenants. The County covenants that it will faithfully perform at all times any and all covenants, undertakings, stipulations and provisions contained in this Indenture, in any and every Bond and in all proceedings of the County pertaining thereto. The County covenants, represents, warrants and agrees that it is duly authorized under the Constitution and laws of the State, including particularly and without limitation the Act, to issue the Bonds and to execute this Indenture, to pledge the Trust Estate in the manner and to the extent herein set forth, that all actions on its part required for the issuance of the Bonds and the execution and delivery of this Indenture have been duly and effectively taken or will be duly and effectively taken as provided herein, and that this Indenture is a valid and enforceable instrument of the County and that the Bonds in the hands of the owners thereof are and will be valid and enforceable obligations of the County according to the terms thereof.

Section 4.2. Instruments of Further Assurance. The County covenants that it will do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered, such indentures supplemental hereto and such further acts, instruments and transfers as the Trustee may reasonably require for the better assuring, transferring, pledging and hypothecating unto the Trustee all and singular the Trust Estate to the payment of the principal of, premium, if any, and interest on the Bonds.

Section 4.3. Payment of Principal, Premium, if any, and Interest. The County will promptly pay, or cause to be paid, the principal of, premium, if any, and interest on all Bonds issued hereunder according to the terms hereof. The principal, premium, if any, and interest payments are payable solely from the Trust Estate, which is hereby specifically pledged to the payment thereof in the manner and to the extent herein specified. Nothing in the Bonds or in this Indenture shall be considered or construed as pledging any funds or assets of the County other than those pledged hereby or creating any liability of the County’s members, employees or other agents.

Section 4.4. Conditions Precedent. Upon the Date of Issuance of any of the Bonds, the County hereby covenants that all conditions, acts and things required by the Constitution or statutes of the State or by the Act, or by this Indenture to exist, to have happened, or to have been performed precedent to or in the issuance of the Bonds shall exist, have happened and have been performed.

Section 4.5. Security Instruments. The Trustee shall not be responsible for filing or for the sufficiency or accuracy of any financing statements initially filed to perfect security interests granted under this Indenture. The Trustee shall file continuation statements with respect to each U.C.C. financing statement relating to the Trust Estate filed by the County, if any, at the time of the issuance of the Bonds; provided that a copy of the filed initial financing statement is timely delivered to the Trustee. In addition, unless the Trustee shall have been notified in writing by the County or the Borrowers that any such initial filing or description of collateral was or has become defective, the Trustee shall be fully protected in (a) relying on such initial filing and descriptions in filing any financing or continuation statements or modifications thereto pursuant to this Section and (b) filing any continuation statements in the same filing offices as the initial filings were made. The Borrowers shall be responsible for the customary fees charged by the Trustee for the preparation and filing of continuation statements and for the reasonable costs incurred by the Trustee in the preparation and filing of all continuation statements hereunder.

Section 4.6. Rights Under the Agreement. The County will observe all of the obligations, terms and conditions required on its part to be observed or performed under the Agreement. The County agrees that wherever in the Agreement it is stated that the County will notify the Trustee, whenever the Agreement gives the Trustee some right or privilege, or in any way attempts to confer upon the Trustee the ability for the Trustee to protect the security for payment of the Bonds, that such part of the Agreement shall be as though it were set out in this Indenture in full.

The County agrees that the Trustee as assignee of the Agreement may enforce, in its name or in the name of the County, all rights of the County (except the Unassigned Rights) and all obligations of the Borrowers under and pursuant to the Agreement for and on behalf of the Bondholders, whether or not the County is in default hereunder.

ARTICLE 5

REDEMPTION OF BONDS PRIOR TO MATURITY

Section 5.1. Optional Redemption of the Series 2022 Bonds. The Borrowers have reserved the right and the option to redeem the Series 2022 Bonds maturing in whole or in part, in Authorized Denominations, on or after the dates set forth below and at the redemption prices (expressed as a percentage of the principal amount of the Series 2022 Bonds to be redeemed) set forth below, plus accrued interest to the redemption date:

Optional Redemption Date	Price
September 1, 2025 through August 31, 2026	103%
September 1, 2026 through August 31, 2027	102%
On or after September 1, 2027	100%

Section 5.2. Extraordinary Redemption of the Bonds. The Bonds are also redeemable by the County upon the direction of the Borrowers in whole at any time at a redemption price equal to 100% of the principal amount of each Bond redeemed and accrued interest to the redemption date upon the occurrence of any of the following events:

(a) all or a substantial portion of the Financed Property shall have been damaged or destroyed and the Borrowers are unable, as expressed in a certificate of an Authorized Representative of the Borrowers, to carry on the functions of the Financed Property for a period of six consecutive months;

(b) title to, or the temporary use of, all or any substantial part of the Financed Property shall have been taken under the exercise of the power of eminent domain by any governmental authority, or person, firm or corporation acting under governmental authority; or

(c) as a result of any changes in the Constitution of the State of Montana or the Constitution of the United States of America or of legislative or administrative action (whether state or federal) or by final decree, judgment or order of any court or administrative body, whether state or federal, entered after the contest thereof by the Borrowers in good faith, the Agreement shall have become void or unenforceable or impossible to perform in accordance with the intent and purposes of the parties as expressed in the Agreement, or unreasonable burdens or excessive liabilities shall have been imposed on the Borrowers in respect to the Financed Property, including, without limitation, federal, state or other ad valorem, property, income or other taxes not being imposed on the date of the Agreement.

The Series 2022 Bonds are also redeemable, only from Net Proceeds of insurance, by the County upon the direction of the Trustee if directed by the Majority Bondholder, and from a condemnation award, by the County upon the direction of the Borrower Representative, in part on any Interest Payment Date at a redemption price equal to 100% of the principal amount of each Series 2022 Bond redeemed plus any then-applicable premium and accrued interest to the redemption date in the manner and upon compliance with the provisions of Section 7.1 or 7.2 of the Agreement, respectively.

Notwithstanding the foregoing, in addition, the Series 2022 Bonds shall be redeemed, on the first date of which notice can reasonably be given by the Trustee in accordance with Section 5.5 of the Indenture, at a redemption price equal to 100% of the principal amount of each Series 2022 Bond redeemed plus any premium that would be applicable to an optional redemption of the Series 2022 Bonds on such date pursuant to Section 5.1 hereof (and if such redemption is prior to September 1, 2025, the applicable premium shall be 3%) and accrued interest to the redemption date, (a) in whole or in part from all proceeds of the sale of any Superscooper firefighting aircraft by any Borrower; (b) in whole or in part, in an amount equal to 50% of Excess Cash Flow, if the Debt Service Coverage Ratio of the Borrowers on a consolidated basis with BAG Holdings, falls below 2.00 to 1.00 as of the last day of the most recently ended fiscal quarter for the period consisting of the four consecutive quarters ending on such day, if based on unaudited consolidated financial statements, and as of the last day of the Fiscal Year if based on audited consolidated financial statements; and (c) in whole or in part, in an amount equal to 100% of Excess Cash Flow if the Debt Service Coverage Ratio of the Borrowers on a consolidated basis with BAG Holdings, is below 1.50 to 1.00 as of the last day of the most recently ended fiscal quarter for the period consisting of the four consecutive quarters ending on such day, if based on unaudited consolidated financial statements, and as of the last day of the Fiscal Year if based on audited consolidated financial statements; and (d) in whole upon the sale of BAG Holdings to any Person in which a third party obtains a majority equity stake in BAG Holdings or control of the governing body of BAG Holdings. For purposes of this Section, “Excess Cash Flow” is defined as the revenues from operations of BAG Holdings less the portion thereof used to pay or establish reserves for all BAG Holdings’ expenses, debt payments, capital improvements, replacements, and contingencies, provided that Excess Cash Flow shall not be reduced by depreciation, amortization, cost recovery deductions, or similar allowances, but shall be increased by any reductions of reserves previously established.

Section 5.3. No Sinking Fund Redemption of the Series 2022 Bonds. The Series 2022 Bonds are not subject to mandatory sinking fund redemption.

Section 5.4. Method of Selecting Bonds. In the event that less than all of the Outstanding Bonds shall be redeemed, the Bonds redeemed shall be redeemed from such maturities as the Borrowers may determine (less than all of the Bonds of a single maturity to be selected by lot in such manner as the Trustee may determine). In case a Bond is of a denomination larger than $100,000, a portion of such Bond ($100,000 principal amount or any integral multiple thereof) may be redeemed, but Bonds shall be redeemed only in the principal amount of $100,000 or any integral multiple thereof.

Section 5.5. Notices of Redemption. Bonds shall be called for redemption by the Trustee as herein provided upon receipt by the Trustee at least 45 days prior to the redemption date, unless such notice is waived by the Trustee, of a certificate of the Borrowers specifying the principal amount of the Bonds to be called for redemption, the applicable redemption price or prices, the provision or provisions of this Indenture pursuant to which such Bonds are to be called for redemption, and, in the case of redemption of less than all of the Outstanding Bonds, the maturities of Bonds chosen by the Borrowers. The Trustee shall cause notice of any such redemption to be given by mailing not more than 45 nor less than 20 days prior to the redemption date by first-class mail and/or by electronic means a copy of the redemption notice to the County and to the owner of any Bond designated for redemption in whole or in part, at their address as the same shall last appear upon the registration books; provided, however, that failure to give such notice, or any defect therein, shall not affect the validity of any proceedings for the redemption of such Bonds for which no such default or defect occurs.

Each notice of redemption shall specify the name of the Bonds, the date the Bonds were originally issued, the date fixed for redemption, the date of mailing of the notice, the redemption price, the place or places of payment, that payment will be made upon presentation and surrender of the Bonds to be redeemed, that interest accrued to the date fixed for redemption will be paid as specified in said notice, and that on and after said date interest thereon will cease to accrue. If less than all the Outstanding Bonds are to be redeemed, the notice of redemption shall specify the Bonds to be redeemed, and the numbers of the Bonds or portions thereof to be redeemed.

If, at any time of mailing of notice of redemption to the owners of the Bonds there has not been deposited with the Trustee money sufficient to redeem all of the Bonds then being called for redemption, the redemption notice must state that the redemption is conditioned upon the deposit of money with the Trustee sufficient for the redemption not later than the opening of business on the redemption date, and any such redemption will not occur unless such money is so deposited.

Upon written notice from the Borrower Representative that the Borrower Representative has cured the conditions that caused the Bonds to be subject to extraordinary redemption pursuant to Section 5.2, the Borrower Representative may rescind any such extraordinary redemption and notice thereof on any date prior to the date fixed for redemption by causing written notice of the rescission to be given to the Holders of the Bonds so called for redemption, with a copy to the Trustee. Notice of rescission of redemption shall be given in the same manner in which notice of redemption was originally given. The actual receipt by the Bondholder of notice of such rescission shall not be a condition precedent to rescission, and failure to receive such notice or any defect in such notice shall not affect the validity of the rescission.

Section 5.6. Bonds Due and Payable on Redemption Date; Interest Ceases To Accrue. On or before the redemption date specified in any notice of the Borrowers delivered pursuant to Section 5.5 hereof, an amount of money sufficient to redeem all the Bonds called for redemption at the appropriate redemption price, including accrued interest to the date fixed for redemption, shall be deposited with the Trustee by the Borrowers. On the redemption date, the principal amount of each Bond to be redeemed, together with the accrued interest thereon to such date and redemption premium, if any, shall become due and payable; and from and after such date, notice having been given and deposit having been made in accordance with the provisions of this Article 5, then, notwithstanding that any Bonds called for redemption shall not have been surrendered, no further interest shall accrue on any of such Bonds. From and after such date of redemption (such notice having been given and such deposit having been made) the Bonds to be redeemed shall not be deemed to be Outstanding hereunder, and the County shall be under no further liability in respect thereof.

Section 5.7. Cancellation. All Bonds which have been redeemed and all Bonds delivered to the Trustee by the Borrowers for cancellation shall be cancelled by the Trustee and destroyed as provided in Section 2.9 hereof.

Section 5.8. Partial Redemption of Bonds. Upon surrender of any Bond for redemption in part only, the County shall execute and the Trustee shall authenticate and deliver to the owner thereof, the cost of which shall be paid by the Borrowers, a new Bond or Bonds of the same maturity of Authorized Denominations, in an aggregate principal amount equal to the unredeemed portion of the Bond surrendered.

Section 5.9. No Partial Redemption in Event of Default. Notwithstanding any provisions of this Article 5, the Bonds shall not be subject to partial redemption pursuant to Section 5.1 or Section 5.2 hereof if an Event of Default has occurred hereunder and has not been cured or otherwise waived by the Trustee.

ARTICLE 6

INVESTMENTS

Section 6.1. Investment of Money in Funds. On instructions signed by an Authorized Representative of the Borrowers, any money held as part of the Funds shall be invested by the Trustee in Permitted Investments: (a) with respect to the Issuance Expense Fund and the Refunding Fund maturing in the amounts and at the times necessary to provide funds to make the payments to which such money is applicable as estimated by an Authorized Representative of the Borrowers filed with the Trustee; and (b) with respect to the Bond Principal Fund and the Bond Interest Fund maturing in the amounts and at the times necessary to provide funds to make the payments to which such money is applicable as determined by the Trustee. All such Permitted Investments purchased shall mature or be redeemable on a date or dates prior to the time when the money so invested will be required for expenditure. In computing for any purpose hereunder the amount in any such fund on any date, Permitted Investments purchased shall be valued in accordance with the price provided by pricing services and sources relied upon by the Trustee. The Trustee shall sell and reduce to cash a sufficient portion of such investments whenever the cash balance in such fund is insufficient for the purposes of such fund. The Trustee may make any and all investments permitted by the provisions of this Section through its trust or bond departments.

The Trustee hereby agrees to secure and retain the documentation with respect to investments of money in such funds. Although the County and the Borrowers recognize that they may obtain brokerage confirmations or written statements containing comparable information at no additional cost, each of the County and the Borrowers, by its execution of the Agreement, agree that brokerage confirmations are not required to be issued by the Trustee for each month in which a monthly statement of investments is provided by the Trustee. No statement needs to be provided, however, for any Fund for any month in which no investment activity occurred during such month in such Fund.

The Trustee may conclusively rely upon the written investment instructions of the Authorized Representative of the Borrowers as to both the suitability and legality of the directed investments and such written instruction shall be deemed to be a certification to the Trustee that such directed investments constitute Permitted Investments and satisfy the requirements of this Section. In the absence of such written investment instructions, the Trustee shall hold amounts on deposit in the Funds hereunder uninvested in cash, without liability for interest.

The Trustee may elect to provisionally credit Funds hereunder with moneys representing income or principal payments due on, or sales proceeds due in respect of, the investments therein, or to provisionally credit Funds hereunder with the investments it is directed to purchase with such moneys, in each case before actually receiving the requisite moneys from the payment source. Any such crediting shall be provisional in nature, and the Trustee shall be authorized to reverse such crediting in the event that it does not receive good funds with respect thereto. Nothing in this Indenture shall constitute a waiver of any of the Trustee’s rights as a securities intermediary under Uniform Commercial Code Section 9-206.

Section 6.2. Allocation and Transfers of Investment Income. Any investment of money in the Bond Principal Fund and the Bond Interest Fund shall be held by or under the control of the Trustee and shall be deemed at all times a part of the fund from which the investment was made. Any loss resulting from such investments shall be charged to such fund. Any interest or other gain from any fund from any investment or reinvestment pursuant to Section 6.1 hereof shall be retained therein.

ARTICLE 7

DISCHARGE OF INDENTURE

Section 7.1. Discharge of This Indenture. If, when the Bonds secured hereby shall be paid in accordance with their terms (or payment of the Bonds has been provided for in the manner set forth in the following paragraph), together with all other sums payable hereunder, then this Indenture and the Trust Estate and all rights granted hereunder shall thereupon cease, terminate and become void and be discharged and satisfied. Also if all Outstanding Bonds secured hereby shall have been purchased by the Borrowers and delivered to the Trustee for cancellation, and all other sums payable hereunder have been paid, or provision shall have been made for the payment of the same, then this Indenture and the Trust Estate and all rights granted hereunder shall thereupon cease, terminate and become void and be discharged and satisfied, except as further provided herein. In such events, upon the request of the Borrowers, the Trustee shall assign and transfer to the Borrowers all property then held by the Trustee hereunder and shall execute such documents as may be reasonably required by the Borrowers and shall turn over to the Borrowers any surplus in any Fund pursuant to Section 3.13 hereof.

Payment of any Outstanding Bonds prior to the maturity or redemption date thereof shall be deemed to have been provided for within the meaning and with the effect expressed in this Section if: (a) in case said Bonds are to be redeemed on any date prior to their maturity, the Borrowers shall have given to the Trustee in form satisfactory to it irrevocable instructions to give on a date in accordance with the provisions of Section 5.5 hereof notice of redemption of such Bonds on said redemption date, such notice to be given in accordance with the provisions of Section 5.5 hereof; (b) there shall have been deposited with the Trustee Government Obligations which shall not contain provisions permitting the redemption thereof at the option of the issuer before the date the principal thereof will be required, the principal of and the interest on which when due, and without any reinvestment thereof, will provide money which, together with any other available money, if any, deposited with or held by the Trustee at the same time, shall be sufficient to pay when due the principal of and premium, if any, and interest due and to become due on said Bonds on and prior to the redemption date or maturity date thereof, as the case may be, and if on the date of such deposit, the Bonds are not actually paid in full, then there shall be provided to the Trustee and the County (i) a report of an independent firm of nationally recognized certified public accountants verifying the sufficiency of the escrow established to pay the Bonds in full, and (ii) an opinion of bond counsel to the effect that the Bonds are no longer Outstanding under this Indenture; and (c) in the event said Bonds are not by their terms subject to redemption within the next 45 days, the Borrowers shall have given the Trustee in form satisfactory to it irrevocable instructions to give, as soon as practicable in the same manner as the notice of redemption is given pursuant to Section 5.5 hereof, a notice to the owners of such Bonds that the deposit required by clause (b) above has been made with the Trustee and that payment of said Bonds has been provided for in accordance with this Section and stating such maturity or redemption date upon which money is to be available for the payment of the principal of and premium, if any, and interest on said Bonds and further stating whether any other redemption rights remain outstanding after such defeasance. At such time as payment of any Bonds has been provided for as aforesaid, such Bonds shall no longer be secured by or entitled to the benefits of this Indenture, except for the purpose of any payment from such money or securities deposited with the Trustee.

The release of the obligations of the County and the Borrowers under this Section shall be without prejudice to the right of the Trustee or the County to be paid reasonable compensation for all services rendered by it hereunder and all its reasonable expenses, charges and other disbursements incurred on or about the administration of the trust hereby created and the performance of its powers and duties hereunder.

Section 7.2. Liability of County Not Discharged. Upon compliance with the provisions of Section 7.1 hereof with respect to all Bonds then Outstanding, this Indenture may be discharged in accordance with the provisions of this Article 7 but the liability of the County in respect of such Bonds shall continue; provided that the owners thereof shall thereafter be entitled to payment only out of the money or securities deposited with the Trustee as provided in Section 7.1 hereof.

ARTICLE 8

DEFAULTS AND REMEDIES

Section 8.1. Events of Default. Each of the following is hereby defined as and shall be deemed an “Event of Default”:

(a) default in the payment by the County of the principal of or premium, if any, on any Bond when the same shall become due and payable, whether at the stated maturity thereof or upon proceedings for redemption;

(b) default in the payment by the County of any installment of interest on any Bond when the same shall become due and payable;

(c) default shall be made in the observance or performance of any covenant, agreement or other provision in the Bonds or this Indenture contained (other than as referred to in clause (a) or (b) of this Section) and such default shall continue for a period of 30 days after written notice to the County, the Borrowers and the Trustee, from owners and holders of at least 25% in aggregate principal amount of the Bonds and Additional Parity Indebtedness then Outstanding or to the County and the Borrowers from the Trustee specifying such default and requiring the same to be remedied, provided, with respect to any such failure covered by this clause (c), no Event of Default shall be deemed to have occurred so long as a course of action to remedy such failure shall have been commenced within such 30-day period and shall thereafter be diligently prosecuted to completion and the failure shall be remedied thereby; and

(d) the occurrence of an “Event of Default” under Section 10.1 of the Agreement.

Section 8.2. Remedies on Events of Default. Upon the occurrence of an Event of Default, the Trustee shall have the following rights and remedies, subject to the terms of any intercreditor agreement executed in connection with the issuance of Additional Parity Indebtedness:

(a) Receivership. Upon the filing of a bill in equity or other commencement of judicial proceedings to enforce the rights of the Trustee and of the Bondholders and of the holders of Additional Parity Indebtedness, the Trustee shall be entitled as a matter of right to the appointment of a receiver or receivers of the Trust Estate, and of the rents, revenues, income, products and profits thereof, pending such proceedings, but, notwithstanding the appointment of any receiver, trustee or other custodian, the Trustee shall be entitled to the possession and control of any cash, securities or other instruments at the time held by, or payable or deliverable under the provisions of this Indenture to, the Trustee.

(b) Suit for Judgment on the Bonds. The Trustee shall be entitled to sue for and recover judgment, either before, after or during the pendency of any proceedings for the enforcement of the lien of this Indenture, for the enforcement of any of its rights, or the rights of the Bondholders and the holders of Additional Parity Indebtedness, but any such judgment against the County shall be enforceable only against the Trust Estate. No recovery of any judgment by the Trustee shall in any manner or to any extent affect the lien of this Indenture or any rights, powers or remedies of the Trustee hereunder, or any lien, rights, powers or remedies of the owners of the Bonds and the holders of Additional Parity Indebtedness, but such lien, rights, powers and remedies of the Trustee and of the Bondholders and the holders of Additional Parity Indebtedness shall continue unimpaired as before.

(c) Enforce Security Interests; Foreclosure under Deed of Trust. The Trustee shall be entitled to foreclose under the Deed of Trust on or against all or any portion of the Secured Property (as defined in the Agreement) or any interest of the Borrowers therein with the power of sale as and to the extent permitted of a mortgagee or beneficiary by the laws of the State, and exercise all of the rights and remedies with respect thereto under the Deed of Trust; and to enforce the security interests granted in the Deed of Trust, the Security Agreement, the Account Control Agreement, the BAG Holdings Security Agreement and the BAG Holdings Account Control Agreement (as such terms are defined in the Agreement) in accordance with the applicable laws of the State; to pursue all remedies of a secured creditor under the applicable laws of the State; and to enforce any such other appropriate legal or equitable remedy as the Trustee, being advised by Counsel, shall deem most effectual to protect and enforce any of its rights or any of the rights of the owners of the Bonds.

In the event written notice is given by the Bondholders or the Trustee under Section 8.1(c) hereof, the Trustee shall immediately give notice with respect to such default to the Borrowers under Section 10.1(b) of the Agreement.

No right or remedy is intended to be exclusive of any other right or remedy, but each and every such right or remedy shall be cumulative and in addition to any other right or remedy given hereunder or now or hereafter existing at law or in equity or by statute.

If any Event of Default shall have occurred and if requested by the owners of not less than a majority in aggregate principal amount of the sum of the Bonds and Additional Parity Indebtedness then Outstanding and indemnified as provided in Section 9.1 hereof, the Trustee shall be obligated to exercise such one or more of the rights and powers conferred by this Section as the Trustee, being advised by counsel, shall deem most expedient in the interests of the Bondholders and holders of Additional Parity Indebtedness.

Section 8.3. Majority of Bondholders and Holders of Additional Parity Indebtedness May Control Proceedings; Parity Agreements. Anything in this Indenture to the contrary notwithstanding, the owners of a majority in aggregate principal amount of the sum of the Bonds and Additional Parity Indebtedness then Outstanding shall have the right, at any time, to the extent permitted by law, by an instrument or instruments in writing executed and delivered to the Trustee, to direct the time, method and place of conducting all proceedings to be taken in connection with the enforcement of the terms and conditions of this Indenture, or for the appointment of a receiver, or any other proceedings or remedies hereunder; provided that such direction shall not be otherwise than in accordance with the provisions hereof. The Trustee shall not be required to act on any direction given to it pursuant to this Section unless indemnified as provided in Section 9.1 hereof.

In connection with the Borrower’s incurrence of Additional Parity Indebtedness in accordance with Section 8.10 of the Loan Agreement, the Trustee agrees to cooperate with the Borrower in connection with documentation required to reflect and implement the parity position of such Additional Parity Indebtedness. Such documentation may consist of, but is not limited to, a custody and parity lien agreement, intercreditor agreement or deposit account control agreement (the “Parity Agreement”) with a representative of the holders of the Additional Parity Indebtedness (a “Parity Trustee”) and a third party (the “Indebtedness Custodian”).

The Indebtedness Custodian will (a) hold all sums held by it for the payment of principal of (and premium, if any) or interest or any other amounts on the Bonds and the Additional Parity Indebtedness in trust for the benefit of the Trustee and the Parity Trustee until such sums shall be paid to such entities or otherwise disposed of as therein provided; and (b) give the Trustee notice of any default by the Borrower in the making of any such payment of principal (and premium, if any) or interest or any other amounts.

Any Revenues collected by the Indebtedness Custodian under the Parity Agreement and any proceeds of any sale of the Collateral Property, whether made under any power of sale herein granted or pursuant to judicial proceedings, together with, in the case of an entry or sale as otherwise provided herein, any other sums then held by the Indebtedness Custodian under the Parity Agreement, shall be applied to the payment of the Bonds and the other Additional Parity Indebtedness in a prorata fashion based on then Outstanding principal amount of the Bonds and the then outstanding principal amount of Additional Parity Indebtedness.

No holder of any Additional Parity Indebtedness shall have any right to institute any proceeding, judicial or otherwise, with respect to the documents related to such Additional Parity Indebtedness, or for the appointment of a receiver or trustee, or for any other remedy thereunder, unless:

(i) such holder has previously given written notice to the Trustee of a continuing event of default; and

(ii) the holders of not less than 50% in principal amount of all Additional Parity Indebtednesss Outstanding shall have made written request to institute proceedings in respect of such event of default;

it being understood and intended that no one or more holders of any Additional Parity Indebtedness shall have any right in any manner whatever by virtue of, or by availing of, any provision of the documents related to the applicable Additional Parity Indebtedness to affect, disturb or prejudice the rights of any other holder of Additional Parity Indebtedness, or to obtain or to seek to obtain priority or preference over any other holders, or to enforce any right under their respective documents, except in the manner herein provided and for the equal and ratable benefit of all the holders of Additional Parity Indebtedness.

Anything to the contrary in this Indenture notwithstanding, so long as any Series 2022 Bonds or beneficial ownership thereof are held by BAG Holdings, an affiliate thereof, or any entity owned or controlled by an officer or director of BAG Holdings, the beneficial owner of such Series 2022 Bonds may not exercise any voting and/or control rights of a Bondholder.

Section 8.4 . .Rights and Remedies of Bondholders and Holders of Additional Parity Indebtedness. No owner of any Bond or holder of any Additional Parity Indebtedness shall have any right to institute any suit, action or proceeding at law, by statute or in equity for the enforcement of this Indenture or for the execution of any trust hereof or for the appointment of a receiver or any other remedy hereunder, unless a default has occurred of which the Trustee has been notified as provided in Section 9.1 hereof, or of which by said Section it is deemed to have notice, nor unless such default shall have become an Event of Default and the owners of not less than a majority in aggregate principal amount of the sum of the Bonds and Additional Parity Indebtedness then Outstanding shall have made written request to the Trustee and shall have offered reasonable opportunity either to proceed to exercise the powers hereinbefore granted or to institute such action, suit or proceeding in its own name, nor unless they have also offered to the Trustee indemnity as provided in Section 9.1 hereof nor unless the Trustee shall thereafter fail or refuse to exercise within a reasonable period of time (not to exceed 30 days) the powers hereinbefore granted, or to institute such action, suit or proceeding in its own name; and such notification, request and offer of indemnity are hereby declared in every case at the option of the Trustee to be conditions precedent to the execution of the powers and trusts of this Indenture, and to any action or cause of action for the enforcement of this Indenture, or for the appointment of a receiver or for any other remedy hereunder; it being understood and intended that no one or more owners of the Bonds and holders of Additional Parity Indebtedness shall have the right in any manner whatsoever to affect, disturb or prejudice the lien of this Indenture by his, her or their action or to enforce any right hereunder except in the manner herein provided and that all proceedings at law or in equity shall be instituted, had and maintained in the manner herein provided and for the equal benefit of the owners of all Bonds and Additional Parity Indebtedness then Outstanding. Nothing in this Indenture contained shall, however, affect or impair the right of any owner of Bonds or holder of Additional Parity Indebtedness to enforce the payment, by the institution of any suit, action or proceeding in equity or at law, of the principal of, premium, if any, or interest on, any Bond or Additional Parity Indebtedness at and after the maturity thereof, or the obligation of the County to pay the principal of, premium, if any, and interest on the Bonds to the respective owners of the Bonds at the time and place, from the source and in the manner herein and in the Bonds expressed. Anything to the contrary in this Indenture notwithstanding, so long as any Series 2022 Bonds or beneficial ownership thereof are held by BAG Holdings, an affiliate thereof, or any entity owned or controlled by an officer or director of BAG Holdings, the beneficial owner of such Series 2022 Bonds may not exercise any voting and/or control rights of a Bondholder.

Section 8.5. Application of Money. All money received by the Trustee pursuant to any right given or action taken under the provisions of this Article shall, after payment of the costs and expenses of the proceedings resulting in the collection of such money and the expenses, liabilities and advances incurred or made by the Trustee, be deposited into a separate trust account to be applied pro rata to the payment of Bonds and Additional Parity Indebtedness based on the then Outstanding principal amounts of such obligations. Any money allocated to payment of the Bonds shall be transferred by the Trustee from such separate trust account and held or deposited into the Bond Principal Fund and the Bond Interest Fund during the continuance of an Event of Default and shall be applied as follows:

(a) Unless the principal of all the Bonds shall have become or shall have been declared due and payable, all such money shall be applied:

FIRST, to the payment to the persons entitled thereto of all installments of interest then due on the Bonds, in the order of the maturity of the installments of such interest and, if the amount available shall not be sufficient to pay in full any particular installment, then to the payment ratably, according to the amounts due on such installment, to the persons entitled thereto, without any discrimination or privilege; and

SECOND, to the payment to the persons entitled thereto of the unpaid principal of and premium, if any, on any of the Bonds which shall have become due (other than Bonds called for redemption for the payment of which money is held pursuant to the provisions of this Indenture), in the order of their due dates, with interest on the unpaid principal of and premium, if any, on such Bonds from the respective dates upon which they became due, at a rate which shall be 1% per annum above the highest rate of interest borne by any Outstanding Bond or the maximum rate permitted by law if less than such rate aforesaid and, if the amount available shall not be sufficient to pay in full Bonds due on any particular date, together with such interest, then to the payment ratably, according to the amount of principal, due on such date, to the persons entitled thereto, without any discrimination or privilege.

(b) If the principal of all the Bonds shall have become due or shall have been declared due and payable, all such money shall be applied to the payment of the principal and interest then due and unpaid upon all of the Bonds, together with interest on overdue installments of principal at a rate which shall be 1% per annum above the highest rate of interest borne by any Outstanding Bond or the maximum rate permitted by law if less than such rate aforesaid, without preference or priority of principal over interest or of interest over principal, or of any installment of interest over any other installment of interest, or of any Bond over any other Bond, ratably, according to the amounts due respectively for principal and interest, to the persons entitled thereto without any discrimination or privilege.

(c) If the principal of all the Bonds shall have been declared due and payable, and if such declaration shall thereafter have been rescinded and annulled under the provisions of this Article then, subject to the provisions of paragraph (b) of this Section in the event that the principal of all the Bonds shall later become due or be declared due and payable, the money shall be applied in accordance with the provisions of paragraph (a) of this Section.

Whenever money is to be applied pursuant to the provisions of this Section, such money shall be applied at such times, and from time to time, as the Trustee shall determine, having due regard to the amount of such money available for application and the likelihood of additional money becoming available for such application in the future. Whenever the Trustee shall apply such funds, it shall fix the date (which shall be an interest payment date unless it shall deem another date more suitable) upon which such application is to be made and upon such date interest on the amounts of principal to be paid on such dates shall cease to accrue. The Trustee shall give such notice as it may deem appropriate of the deposit of any such money and of the fixing of any such date, and shall not be required to make payment to the owner of any Bond until such Bond shall be presented to the Trustee for appropriate endorsement or for cancellation if fully paid.

Notwithstanding any other provision of this Section, all money held pursuant to this Section which relates to money in any of the Funds shall be applied only to payment of principal, premium, if any, and interest on the Bonds. All other money held pursuant to this Section shall be applied as provided above to the payment of all Bonds and any Additional Parity Indebtedness (as if they were Bonds) specifically secured thereby.

Whenever all of the Bonds, the premium, if any, and interest thereon have been paid under the provisions of this Section and all expenses and fees of the Trustee and all other amounts to be paid to the County hereunder or under the Agreement have been paid, any balance remaining in the Funds shall be applied as provided in Section 3.12 hereof.

Section 8.6. Trustee May Enforce Rights Without Bonds. All rights of action and claims under this Indenture or any of the Bonds or Additional Parity Indebtedness Outstanding may be enforced by the Trustee without the possession of any of the Bonds or instruments authorizing Additional Parity Indebtedness or the production thereof in any trial or proceedings relative thereto; and any suit or proceeding instituted by the Trustee shall be brought in its name as Trustee, without the necessity of joining as plaintiffs or defendants any owners of the Bonds or holders of Additional Parity Indebtedness, and any recovery of judgment shall be for the ratable benefit of the owners of the Bonds and holders of Additional Parity Indebtedness based on the then Outstanding principal amounts of such obligations, subject to the provisions of this Indenture.

Section 8.7. Trustee To File Proofs of Claim in Receivership, Etc. In the case of any receivership, insolvency, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceedings affecting the Trust Estate or the Borrowers, the County or the Trustee shall, to the extent permitted by law, be entitled to file such proofs of claims and other documents as may be necessary or advisable in order to have claims of the Trustee and the County, and of the Bondholders and holders of Additional Parity Indebtedness allowed in such proceedings for the entire amount due and payable by the County under this Indenture, or by the Borrowers, as the case may be, at the date of the institution of such proceedings and for any additional amounts which may become due and payable by it after such date, without prejudice, however, to the right of any Bondholder or holder of Additional Parity Indebtedness to file a claim in his or her own behalf.

Section 8.8. Delay or Omission; No Waiver. No delay or omission of the Trustee or of any Bondholder or holder of Additional Parity Indebtedness to exercise any right or power accruing upon any default shall exhaust or impair any such right or power or shall be construed to be a waiver of any such default, or acquiescence therein; and every power and remedy given by this Indenture may be exercised from time to time and as often as may be deemed expedient.

Section 8.9. No Waiver of One Default To Affect Another. No waiver of any default hereunder, whether by the Trustee, the Bondholders or the holders of Additional Parity Indebtedness, shall extend to or affect any subsequent or any other then existing default or shall impair any rights or remedies consequent thereon.

Section 8.10. Discontinuance of Proceedings on Default; Position of Parties Restored. In case the Trustee or the Bondholders or holders of any Additional Parity Indebtedness shall have proceeded to enforce any rights under this Indenture and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Trustee or the Bondholders or such holders, then and in every such case the County, the Trustee and the Bondholders and the holders of any Additional Parity Indebtedness shall be restored to their former position and rights hereunder with respect to the Trust Estate, and all rights, remedies and powers of the County, the Trustee and the Bondholders shall continue as if no such proceedings had been taken.

Section 8.11. Waivers of Events of Default. The Trustee may in its discretion waive any Event of Default hereunder and its consequences and rescind any declaration of acceleration of maturity of principal of and interest on the Bonds and Additional Parity Indebtedness, and shall do so upon the written request of the owners of a majority in aggregate principal amount of the sum of the Bonds and Additional Parity Indebtedness then Outstanding in respect of which default exists; provided, however, that there shall not be waived: (a) any Event of Default in the payment of the principal of or premium on any Outstanding Bonds or Additional Parity Indebtedness at the date of maturity or redemption thereof or any default in the payment when due of the interest on any such Bonds or Additional Parity Indebtedness, unless prior to such waiver or rescission, all arrears of interest or all arrears of payments of the principal and premium, if any (with interest upon such principal and premium, if any, at a rate which shall be 1% per annum above the highest rate of interest borne by any Outstanding Bond or Additional Parity Indebtedness or the maximum rate permitted by law if less than such rate aforesaid) and all expenses of the Trustee, and all amounts to be paid to the County hereunder and under the Agreement, in connection with such default shall have been paid or provided for; or (b) any default in the payment of amounts set forth in Section 5.1(c) of the Agreement. In case of any such waiver or rescission, or in case any proceedings taken by the Trustee on account of any such default shall have been discontinued or abandoned or determined adversely to the Trustee, then and in every such case the County, the Trustee and the Bondholders and holders of Additional Parity Indebtedness shall be restored to their former positions and rights hereunder respectively, but no such waiver or rescission shall extend to or affect any subsequent or other default, or impair any rights or remedies consequent thereon.

ARTICLE 9

CONCERNING THE TRUSTEE

Section 9.1. Duties of the Trustee. The Trustee hereby accepts the trusts imposed upon it by this Indenture and agrees to perform said trusts, but only upon and subject to the following express terms and conditions, and no implied covenants or obligations shall be read into this Indenture against the Trustee:

(a) The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of the affairs of others.

(b) The Trustee may execute any of the trusts hereof or powers hereunder and perform any of its duties by or through attorneys, agents, receivers or employees but shall be answerable for the conduct of the same in accordance with the standards specified above, and shall be entitled to act upon an Opinion of Counsel concerning all matters of the trust hereof and its duties hereunder, and may in all cases pay such reasonable compensation to all such attorneys, agents, receivers and employees as may reasonably be employed in connection with the trusts hereof. The Trustee may act upon an Opinion of Counsel and shall not be responsible for any loss or damage resulting from any action or nonaction taken by or omitted to be taken in good faith in reliance upon such Opinion of Counsel.

(c) The Trustee shall not be responsible for any recital herein or in the Bonds (except in respect to the certificate of authentication of the Trustee endorsed on the Bonds), or for insuring the Property, reviewing the sufficiency of any insurance policy required under the Agreement or collecting any insurance money, or for the validity of the execution by the County of this Indenture or of any supplements hereto or instruments of further assurance, or for the sufficiency of the security for the Bonds issued hereunder or intended to be secured hereby, or for the value of or title to the Property, and the Trustee shall not be bound to ascertain or inquire as to the performance or observance of any covenants, conditions or agreements on the part of the County, or on the part of the Borrowers hereunder or under the Agreement, except as hereinafter set forth; but the Trustee may require of the Borrowers full information and advice as to the performance of the covenants, conditions and agreements as to the condition of the Property contained herein or in the Agreement. The Trustee shall not be responsible or liable for any loss suffered in connection with any investment of funds made by it in accordance with Section 6.1 hereof.

(d) The Trustee shall not be accountable for the use of any Bonds authenticated or delivered hereunder. The Trustee may become the owner of the Bonds with the same rights which it would have if not Trustee.

(e) The Trustee shall be protected in acting upon any notice, request, consent, certificate, order, affidavit, letter or other paper or document believed to be genuine and correct and to have been signed or sent by the proper person or persons. Any action taken by the Trustee pursuant to this Indenture upon the request or authority or giving such consent of any person who at the time of making such request or giving such authority or consent is the owner of any Bonds shall be conclusive and binding upon all future owners of the same Bond and upon Bonds issued in place thereof.

(f) As to the existence or nonexistence of any fact or as to the sufficiency or validity of any instrument, paper or proceeding, the Trustee shall be entitled to rely upon a certificate signed by an Authorized Representative of the County or the Borrower Representative or such other person as may be designated for such purpose by the County or the Borrowers as sufficient evidence of the facts therein contained, and prior to the occurrence of a default of which the Trustee has been notified as provided in paragraph (h) of this Section, or of which by said paragraph it is deemed to have notice, shall also be at liberty to accept a similar certificate to the effect that any particular dealing, transaction or action is necessary or expedient, but may at its discretion secure such further evidence deemed necessary or advisable, but shall in no case be bound to secure the same.

(g) The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty, and the Trustee shall not be answerable for other than for its negligence or willful misconduct, subject to Section 9.1(a) hereof.

(h) The Trustee shall not be required to take notice or be deemed to have notice of any default hereunder except for failure by the Borrowers to cause to be made any of the payments to the Trustee required to be made hereunder, unless the Trustee shall be specifically notified in writing of such default by the owners of at least a majority in aggregate principal amount of Bonds then Outstanding and all notices or other instruments required by this Indenture to be delivered to the Trustee, must, in order to be effective, be delivered at the Designated Office of the Trustee, and, in the absence of such notice so delivered, the Trustee may conclusively assume that there is no default except as aforesaid.

(i) All money received by the Trustee shall, until used or applied or invested as herein provided, be held in trust in the manner and for the purposes for which they were received but need not be segregated from other funds except to the extent required by this Indenture, statute or law. The Trustee shall not be under any liability for interest on any money received hereunder.

(j) At any and all reasonable times, the Trustee, and its duly authorized agents, attorneys, experts, engineers, accountants and representatives shall have the right, but shall not be required, to inspect any and all of the Trust Estate, including all books, papers and records of the County pertaining to the Property, the Taxable Series 2022 Project and the Bonds.

(k) The Trustee shall not be required to give any bond or surety in respect of the execution of the said trusts and powers or otherwise in respect of the premises.

(l) Notwithstanding anything contained in this Indenture, the Trustee shall have the right, but shall not be required, to demand in respect of the authentication of any Bonds, the withdrawal of any cash, the release of any property, or any action whatsoever within the purview of this Indenture or the Agreement, any showings, certificates, opinions, appraisals or other information, or corporate action or evidence thereof, in addition to that by the terms hereof required, as a condition of such action by the Trustee deemed desirable for the purpose of establishing the right of the County or the Borrowers to the authentication of any Bonds, the withdrawal of any cash, the release of any property, or the taking of any other action by the Trustee.

(m) Before taking any action under Section 8.2, 8.3 or 8.4 hereof at the direction of Bondholders as provided therein, the Trustee may require that reasonable indemnity be furnished to it by Bondholders requesting the Trustee to act for the reimbursement of all expenses which it may incur and to protect it against all liability, except liability which may result from its gross negligence or willful misconduct, by reason of any action so taken.

(n) Delivery to the Trustee of financial statements, audit reports, consultant reports and other documents pursuant to the Agreement is for informational purposes only. The Trustee has no obligation to review or analyze such information, and the Trustee’s receipt of such information shall not constitute constructive or actual notice of any information contained therein or determinable from information contained therein.

(o) The Trustee shall have the right to accept and act upon instructions or directions, including funds transfer instructions, pursuant to this Indenture or the Agreement sent by Electronic Means. As used in this paragraph, “Electronic Means” means a portable document format (“pdf”) or other replicating image attached to an email, facsimile transmission, secure electronic transmission (containing applicable authorization codes, passwords and/or authentication keys issued by the Trustee), or another method or system specified by the Trustee as available for use in connection with its services hereunder; provided, however, that the County and the Borrowers shall provide to the Trustee an incumbency certificate listing designated persons authorized to provide such instructions (“Authorized Officers”), which incumbency certificate shall be amended whenever a person is to be added or deleted from the listing. If the County or the Borrowers elect to give the Trustee instructions via Electronic Means and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The County agrees that the Trustee cannot determine the identity of the actual sender of instructions given by Electronic Means and that the Trustee shall conclusively presume that instructions that purport to have been sent by an Authorized Officer listed on the incumbency certificate provided to the Trustee have been sent by such Authorized Officer. The County and the Borrowers shall be responsible for ensuring that only their Authorized Officers transmit such instructions to the Trustee, and the County, the Borrowers and their Authorized Officers are responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and authentication keys provided by the Trustee, if any. The Trustee shall not be liable for any losses, costs, or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction delivered by other means. The County and the Borrowers each agree (i) to assume all risks arising out of their use of Electronic Means to submit instructions and direction to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions and the risk or interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting instructions to the Trustee and that there may be more secure methods of transmitting instructions than the method(s) selected; (iii) that the security procedures (if any) to be followed in connection with its transmission of instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) that it will notify the Trustee immediately upon learning of any compromise or unauthorized use of the security procedures.

Section 9.2. Fees and Expenses of Trustee. The Trustee shall be entitled to payment and reimbursement for its reasonable fees for its services rendered hereunder as and when the same become due and all expenses reasonably and necessarily made or incurred by the Trustee in connection with such services, as and when the same become due as provided in Section 5.1 of the Agreement.

Section 9.3. Resignation or Replacement of Trustee. The present or any future Trustee may resign by giving to the County, the Borrowers and the Bondholders notice of such resignation. Such resignation shall take effect immediately on the appointment of a successor. The present or any future Trustee may be removed at any time, by an instrument in writing, by the Borrowers or the owners of at least a majority in aggregate principal amount of the Bonds then Outstanding and such removal shall take effect immediately on the appointment of a successor.

In case the present or any future Trustee shall at any time resign or be removed or otherwise become incapable of acting, a successor may be appointed by the Borrowers or the owners of at least a majority in aggregate principal amount of the Bonds Outstanding by an instrument or concurrent instruments signed by the Borrowers or such Bondholders, or their attorneys-in-fact duly appointed.

Every successor shall always be a bank or trust company in good standing and have an office in the State of Montana, be qualified to act hereunder, and have capital and surplus of not less than $50,000,000. Any successor appointed hereunder shall execute, acknowledge and deliver to the County an instrument accepting such appointment hereunder, and thereupon such successor shall, without any further act, deed or conveyance, become vested with all the estates, properties, rights, powers and trusts of its predecessor in the trust hereunder with like effect as if originally named as Trustee herein; but the Trustee retiring shall, nevertheless, on the written demand of its successor, execute and deliver an instrument conveying and transferring to such successor, upon the trusts herein expressed, all the estates, properties, rights, powers and trusts of the predecessor, who shall duly assign, transfer and deliver to the successor all properties and money held by it under this Indenture. Should any instrument in writing from the County be reasonably required by any successor for such vesting and confirming, the County shall execute, acknowledge and deliver the said deeds, conveyances and instruments on the request of such successor.

The notices provided for in this Section to be given to the Bondholders shall be given by the Trustee by mailing to the owners of the Bonds at their addresses as the same shall last appear upon the registration records. The notices provided for in this Section to be given to the County, the Borrowers and the retiring Trustee shall be given in accordance with Section 11.7 hereof.

Section 9.4. Conversion, Consolidation or Merger of Trustee. Any bank or trust company into which the Trustee or its successor may be converted, merged, or with which it may be consolidated, or to which it may sell or transfer its municipal trust business as a whole shall be the successor of the Trustee under this Indenture with the same rights, powers, duties and obligations and subject to the same restrictions, limitations and liabilities as its predecessor, all without the execution or filing of any papers or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. In case any of the Bonds to be issued hereunder shall have been authenticated, but not delivered, any successor Trustee may adopt the certificate of any predecessor Trustee, and deliver the same as authenticated; and, in case any of such Bonds shall not have been authenticated, any successor Trustee may authenticate such Bonds in the name of such successor Trustee.

ARTICLE 10

SUPPLEMENTAL INDENTURES

AND AMENDMENTS OF THE AGREEMENT

Section 10.1. Supplemental Indentures Not Requiring Consent of Bondholders. The County and the Trustee may, without the consent of, or notice to, the Bondholders, enter into such indentures supplemental hereto for any one or more or all of the following purposes:

(a) to add to the covenants and agreements contained in this Indenture other covenants and agreements thereafter to be observed for the protection or benefit of the Bondholders;

(b) to cure any ambiguity, or to cure, correct or supplement any defect or omission or inconsistent provision contained in this Indenture, or to make any provisions with respect to matters arising under this Indenture or for any other purpose if such provisions are necessary or desirable and do not adversely affect the interests of the Owners of the Bonds;

(c) to subject to this Indenture additional revenues, properties or collateral; or

(d) to provide for the issuance of an additional series of the Bonds or Additional Parity Indebtedness.

Section 10.2. Supplemental Indentures Requiring Consent of Bondholders. Exclusive of supplemental indentures covered by Section 10.1 hereof, the owners of not less than 66-2/3% in aggregate principal amount of the Bonds then Outstanding, shall have the right, from time to time, to consent to and approve the execution by the County and the Trustee of such indenture or indentures supplemental hereto as shall be deemed necessary or desirable by the County for the purpose of modifying, altering, amending, adding to, or rescinding, in any particular, any of the terms or provisions contained in this Indenture; provided, however, that without the consent of the owners of all the Bonds at the time Outstanding nothing herein contained shall permit, or be construed as permitting:

(a) an extension of the maturity of, or a reduction of the principal amount of, or a reduction of the rate of, or extension of the time of payment of interest on, or a reduction of a premium payable upon any redemption of, any Bond;

(b) the deprivation of the owner of any Bond then Outstanding of the lien created by this Indenture (other than as permitted hereby when such Bond was initially issued);

(c) a privilege or priority of any Bond or Bonds over any other Bond or Bonds;

(d) a reduction in the aggregate principal amount of the Bonds required for consent to such supplemental indenture or amendment to the Agreement; or

(e) a reduction in the rights granted under this Indenture to the holders of Additional Parity Indebtedness, unless consent to such reduction shall have been obtained as required under the instrument creating such Additional Parity Indebtedness.

If at any time the County shall request the Trustee to enter into such supplemental indenture for any of the purposes of this Section, the Trustee shall, upon being reasonably indemnified by the Borrowers with respect to expenses, mail by first-class mail notice of the proposed execution of such supplemental indenture to the owners of the Bonds at their addresses as the same shall last appear upon the registration records. Such notice shall be prepared by the County, briefly set forth the nature of the proposed supplemental indenture and shall state that copies thereof are on file at the Designated Office of the Trustee for inspection by all Bondholders. If, within 60 days following the mailing of such notice, the owners of the requisite principal amount of the Bonds Outstanding at the time of the execution of any such supplemental indenture shall have consented to and approved the execution thereof as herein provided, no owner of any Bond shall have any right to object to any of the terms and provisions contained therein, or the operation thereof, or in any manner to question the propriety of the execution thereof, or to enjoin or restrain the Trustee or the County from executing the same or from taking any action pursuant to the provisions thereof.

Section 10.3. Execution of Supplemental Indentures. Prior to execution of any supplemental indenture pursuant to Section 10.1 or Section 10.2, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an opinion of bond counsel to the effect that (i) such supplemental indenture complies with the provisions of this Indenture, (ii) it is proper for the Trustee to join in execution of such supplemental indenture under the provisions of this Indenture (iii) in the case of a supplemental indenture relating to the issuance of Additional Bonds, satisfaction by the Borrower of the requirements for the issuance of Additional Indebtedness pursuant to Section 8.10 of the Loan Agreement, and (iv) if applicable, that such supplemental indenture is not materially adverse to the interests of the Bondholders. The Trustee is authorized to join with the County in the execution of any such supplemental indenture and to make further agreements and stipulations which may be contained therein, but the Trustee shall not be obligated to enter into any such supplemental indenture which materially adversely affects its rights, duties or immunities under this Indenture. Any supplemental indenture executed in accordance with the provisions of this Article shall thereafter form a part of this Indenture and all the terms and conditions contained in any such supplemental indenture as to any provision authorized to be contained therein shall be deemed to be part of this Indenture for any and all purposes. In case of the execution and delivery of any supplemental indenture, express reference may be made thereto in the text of the Bonds issued thereafter, if any, if deemed necessary or desirable by the Trustee.

Section 10.4. Consent of Company. Anything herein to the contrary notwithstanding, a supplemental indenture under this Article 10 shall not become effective unless and until the Borrowers shall have consented to the execution and delivery of such supplemental indenture, unless an Event of Default has occurred and is continuing.

Section 10.5. Amendments, Etc. of the Agreement and the Financing Documents Not Requiring Consent of Bondholders. The County and the Trustee may without the consent of or notice to the Bondholders consent to any amendment, change or modification of the Agreement and the Financing Documents as may be required or permitted: (a) by the provisions of the Agreement or this Indenture; (b) for the purpose of curing any ambiguity or formal defect or omission; (c) to provide for the issuance of an additional series of the Bonds or Additional Parity Indebtedness; or (d) in connection with any other change therein which is not to the prejudice of the Trustee or the owners of the Bonds. Prior to execution of any amendment, change or modification of the Agreement pursuant to this Section 10.5 or Section 10.6, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an opinion of bond counsel or an Opinion of Counsel to the effect that (i) such amendment, change or modification complies with the provisions of this Indenture and the Agreement, (ii) it is proper for the Trustee to join in execution of such amendment, change or modification under the provisions of this Indenture and the Agreement, and (iii) if applicable, that such amendment, change or modification is not materially adverse to the interests of the Bondholders.

Section 10.6. Amendments, Etc. of the Agreement Requiring Consent of Bondholders. Except for the amendments, changes or modifications referred to in Section 10.5 hereof, neither the County nor the Trustee shall consent to any other amendment, change or modification of the Agreement without the giving of notice and the written approval or consent of the owners of not less than 66-2/3% in aggregate principal amount of the Bonds at the time Outstanding, given and procured as provided in Section 10.2 hereof; provided, however, that without the consent of the owners of all the Bonds at the time Outstanding nothing herein shall permit or be construed as permitting a change which would be prohibited by Section 10.2 hereof absent the consent of such owners. If at any time the County and the Borrowers shall request the consent of the Trustee to any such proposed amendment, change or modification of the Agreement which requires the consent of the owners of the Bonds, the Trustee shall, upon being reasonably indemnified by the Borrowers with respect to expenses, cause notice of such proposed amendment, change or modification to be given in the same manner as provided in Section 10.2 hereof. Such notice shall be prepared by the County, briefly set forth the nature of such proposed amendment, change or modification and state that copies of the instrument embodying the same are on file at the Designated Office of the Trustee for inspection by all Bondholders. If, within 60 days following the mailing of such notice, the owners of the requisite principal amount of the Bonds Outstanding at the time of the execution of any such amendment, change or modification shall have consented to and approved the execution of the agreement reflecting such amendment, change or modification thereof as herein provided, no owner of any Bond shall have any right to object to any of the terms and provisions contained therein, or the operation thereof, or in any manner to question the propriety of the execution thereof, or to enjoin or restrain the Borrowers or the County from executing the same or from taking any action pursuant to the provisions thereof.

Section 10.7. Adverse Effect on Owners of Additional Parity Indebtedness. Notwithstanding any other provision hereof or of the Agreement, no supplemental indenture or amendment to the Agreement which would adversely affect the owners of Additional Parity Indebtedness may be entered into without complying with the terms of the relevant instrument authorizing the issuance of the Additional Parity Indebtedness applicable to comparable amendments to such instrument authorizing the issuance of the Additional Parity Indebtedness.

ARTICLE 11

MISCELLANEOUS

Section 11.1. Evidence of Signature of Bondholders and Ownership of Bonds. Any request, consent or other instrument which this Indenture may require or permit to be signed and executed by the Bondholders may be in one or more instruments of similar tenor, and shall be signed or executed by such Bondholders in person or by their attorneys appointed in writing. Proof of the execution of any such instrument or of an instrument appointing any such attorney, or the ownership of Bonds shall be sufficient (except as otherwise herein expressly provided) if made in the following manner, but the Trustee may, nevertheless, in its discretion require further or other proof in cases where it deems the same desirable:

(a) The fact and date of the execution by any Bondholder or his or her attorney of such instrument may be proved by the certificate of any officer authorized to take acknowledgments in the jurisdiction in which he or she purports to act that the person signing such request or other instrument acknowledged to him or her the execution thereof, or by an affidavit of a witness of such execution, duly sworn to before a notary public.

(b) The ownership of any Bond and the amount and numbers of such Bonds and the date of owning the same shall be proved by the registration records of the County kept by the Trustee.

Any request or consent of the owner of any Bond shall bind all future owners of such Bond in respect of anything done or suffered to be done by the County or the Trustee in accordance therewith.

For so long as the Bonds are held by Cede & Co., as nominee of DTC, as the registered owner thereof, in the event that any provision of this Indenture requires the procurement of the consent of all or a certain percentage of the owners of the Bonds, the Trustee shall be entitled to rely (i) upon the written indication given by DTC that it has obtained the consent of the beneficial owners of the requisite principal amount of such Bonds or (ii) if proof of beneficial ownership and indemnification satisfactory to the Trustee has been provided to the Trustee, upon the written consent given by the beneficial owners of the requisite principal amount of such Bonds.

Section 11.2. Parties Interested Herein. With the exception of rights herein expressly conferred on the Borrowers, nothing in this Indenture expressed or implied is intended or shall be construed to confer upon, or to give to, any person other than the County, the Trustee and the owners of the Bonds, any right, remedy or claim under or by reason of this Indenture or any covenant, condition or stipulation hereof; and all the covenants, stipulations, promises and agreements in this Indenture contained by and on behalf of the County shall be for the sole and exclusive benefit of the County, the Trustee and the owners of the Bonds.

Section 11.3. Titles, Headings, Etc. The titles and headings of the articles and sections of this Indenture have been inserted for convenience of reference only and shall in no way modify or restrict any of the terms or provisions hereof.

Section 11.4. Severability. In the event any provision of this Indenture shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof.

Section 11.5. Governing Law. This Indenture shall be governed by and construed in accordance with the laws of the State of Montana.

Section 11.6. Execution in Counterparts. This Indenture may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

Section 11.7. Notices. All notices, certificates or other communications hereunder shall be sufficiently given and shall be deemed given when mailed by first-class mail, return receipt requested, postage prepaid, addressed as follows: if to the County, at Gallatin County, Montana, 311 West Main St., Bozeman, Montana 59715 Attention: Finance Officer, with a copy to the County Attorney; if to the Borrowers, at Bridger Aerospace Group Holdings, LLC, 90 Aviation Lane, Suite B, Belgrade, Montana, 59714, Attention: McAndrew Rudisill, COO, with a copy to the Legal Counsel; and if to the Trustee, at U.S. Bank Trust Company, National Association, 170 S. Main, Suite 200, Salt Lake City, Utah 84101, Attention: Global Corporate Trust. A duplicate copy of each notice, certificate or other communication required to be given hereunder by the County or the Trustee shall also be given to the Borrowers. The County, the Borrowers and the Trustee may, by notice given hereunder, designate any further or different addresses to which subsequent notices, certificates or other communications shall be sent.

All notices, approvals, consents, requests and any communications to the Trustee hereunder or under the Agreement must be in writing in English and must be in the form of a document that is signed manually or by way of an electronic signature (including electronic images of handwritten signatures and digital signatures provided by DocuSign, Orbit, Adobe Sign or any other electronic signature provider acceptable to the Trustee). Electronic signatures believed by the Trustee to comply with the ESIGN ACT of 2000 or other applicable law shall be deemed original signatures for all purposes. If the County or the Borrowers choose to use electronic signatures to sign documents delivered to the Trustee, the County and the Borrowers each agree to assume all risks arising out of their use of electronic signatures, including without limitation the risk of the Trustee acting on an unauthorized document and the risk of interception or misuse by third parties. Notwithstanding the foregoing, the Trustee may in any instance and in its sole discretion require that an original document bearing a manual signature be delivered to the Trustee in lieu of, or in addition to, any document signed via electronic signature.

Section 11.8. Payments Due on Holidays. If the date for making any payment or the last day for performance of any act or the exercise of any right, as provided in this Indenture, is not a Business Day, such payment may be made or act performed or right exercised on the next succeeding Business Day unless otherwise provided herein with the same force and effect as if done on the nominal date provided in this Indenture.

[Remainder of This Page Intentionally Left Blank]

IN WITNESS WHEREOF, the County has caused this Indenture to be executed on its behalf by its Chair and to be attested by its duly authorized official, and the Trustee, to evidence the acceptance of trusts hereunder, has caused this Indenture to be executed by its duly authorized officer, all as of the day and year first above written.

GALLATIN COUNTY COMMISSION,
Gallatin County, Monta

By:	/s/ Joe P. Skinner
Chairman

ATTEST:

By:	/s/ Eric Semerad
Clerk and Recorder

U.S. BANK TRUST COMPANY, NATIONAL
ASSOCIATION, as Trustee

By:	/s/ Brandon Elzinga
Name: Brandon Elzinga
Its: Vice President

[Signature Page to Trust Indenture Gallatin County, Montana Industrial Development Revenue and Revenue Refunding Bonds (Bridger Aerospace Group Project), Series 2022 (Taxable)(Sustainability Bonds)]

EXHIBIT A

FORM OF BOND

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUSTEE, PAYING AGENT, REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY BOND ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS BOND MAY NOT BE TRANSFERRED OR SOLD TO ANYONE OTHER THAN A “QUALIFIED INSTITUTIONAL BUYER”, WITHIN THE MEANING OF RULE 144A PROMULGATED UNDER THE SECURITIES ACT OF 1933.

GALLATIN COUNTY, MONTANA

INDUSTRIAL DEVELOPMENT REVENUE AND REVENUE REFUNDING BONDS

(BRIDGER AEROSPACE GROUP PROJECT)

SERIES 2022 (TAXABLE) (SUSTAINABILITY BONDS)

No. R-1			$135,000,000.00

Interest Rate	Maturity Date	Dated	CUSIP
11.500%	September 1, 2027	July 21, 2022	363671 DNFSGR

REGISTERED OWNER: CEDE & CO.

PRINCIPAL AMOUNT: ***ONE HUNDRED THIRTY FIVE MILLION DOLLARS AND NO CENTS***]

GALLATIN COUNTY, MONTANA, a duly constituted public entity, agency, county and political subdivision of the State of Montana (the “County”), for value received, hereby promises to pay, from the sources hereinafter described, the principal amount stated above in lawful money of the United States of America to the registered owner named above, or registered assigns, on the maturity date stated above (unless this bond shall have been called for prior redemption, in which case on such redemption date), upon the presentation and surrender hereof at the designated corporate trust office of U.S. Bank Trust Company, National Association, in Salt Lake City, Utah, as trustee, or at the designated corporate trust office of its successor in trust (the “Trustee”), under an Amended and Restated Trust Indenture, dated as of July 1, 2022 (as amended, restated, supplemented or otherwise modified from time to time, the “Indenture”), by and between the County and the Trustee, and to pay, from like sources, to the person who is the registered owner hereof on the fifteenth day of the month next preceding any interest payment date (the “Regular Record Date”) by wire or by check mailed to such registered owner at his or her address as it last appears on the registration records kept for that purpose at the designated corporate trust office of the Trustee, interest on said sum in like coin or currency from the date hereof at the interest rate set forth above, payable semiannually on March 1 and September 1 of each year, commencing September 1, 2022, until payment of the principal hereof has been made or provided for. Any such interest not so timely paid shall cease to be payable to the registered owner hereof at the close of business on the Regular Record Date and shall be payable to the registered owner hereof at the close of business on a Special Record Date (as defined in the Indenture) for the payment of any defaulted interest at the Late Payment Rate as provided in the Loan Agreement. Such Special Record Date shall be fixed by the Trustee whenever money becomes available for payment of the defaulted interest, and notice of the Special Record Date shall be given to the registered owners of the Bonds not less than 10 days prior thereto.

Any capitalized term used herein that is not defined herein shall have the same meaning ascribed thereto in the Indenture and the hereinafter defined Agreement.

This bond is one of a duly authorized series of bonds of the County designated as “Gallatin County, Montana Industrial Development Revenue and Revenue Refunding Bonds (Bridger Aerospace Group Project), Series 2022 (Taxable) (Sustainability Bonds),” in the aggregate principal amount of $135,000,000 (the “Series 2022 Bonds” or “Bonds”), issued under and equally and ratably secured by the Indenture. The Bonds have been issued under the County Title 90, Chapter 5, Part 1, Montana Code Annotated, as amended (the “Act”) to finance for Bridger Aerospace Group, LLC, a Delaware limited liability company (the “Borrower Representative”); Bridger Air Tanker, LLC, a Montana limited liability company; Bridger Air Tanker 1, LLC, a Montana limited liability company; Bridger Air Tanker 2, LLC, a Montana limited liability company Bridger Air Tanker 3, LLC, a Montana limited liability company; Bridger Air Tanker 4, LLC, a Montana limited liability company; Bridger Air Tanker 5, LLC, a Montana limited liability company; Bridger Air Tanker 6, LLC, a Montana limited liability company; Bridger Air Tanker 7 LLC, a Montana limited liability company; Bridger Air Tanker 8, LLC, a Montana limited liability company; Bridger Solutions International 1, LLC, a Montana limited liability company; and Bridger Solutions International 2, LLC, a Montana limited liability company (individually and collectively “Borrowers”), which presently own and operate an airplane hangar and firefighting aircraft, the costs of (a) redeeming the 2021 Bonds in whole at a redemption price equal to 103% of the principal amount of each Series 2021 Bond redeemed and accrued interest to the redemption date; (b) assisting the Borrowers with financing and refinancing the costs of: (1) constructing and equipping two airplane hangars to be located at Gallatin Field in the County; (2) the acquisition price and finance deposits for new Superscooper firefighting aircraft; (3) financing assets and related working capital previously acquired with equity; (4) refinancing of collateralized financings to facilitate the capital expenditures referenced in (1) through (3); and (5) acquiring additional capital improvements to further the Borrowers’ provision of aerial wildfire solutions; (c) funding a debt service reserve; and (d) paying certain issuance costs in connection with the Series 2022 Bonds (the “Taxable Series 2022 Project”);

The financing of the Taxable Series 2022 Project has been authorized by a resolution duly adopted by the County pursuant to the laws of the State of Montana (the “State”).

The Bonds are special, limited obligations of the County payable solely from and secured by: (a) a pledge of certain rights of the County under and pursuant to the Amended and Restated Loan Agreement, dated as of July 1, 2022 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), by and between the County and the Borrowers; (b) a pledge of the Funds and Revenues, as defined in the Indenture, and all trust accounts created under the Indenture and the Agreement; (c) all of the County’s rights to receive Loan Payments (as defined in and subject to the Agreement) of the Borrowers and (d) the interests of the Borrowers in and to all Property now or hereafter existing to the extent that a security interest in the same has been granted to the Trustee under the Deed of Trust, the Security Agreement and the Account Control Agreement (as such terms are defined in the Agreement).

The Agreement permits the incurrence of Additional Parity Indebtedness, as defined in the Agreement, secured on a parity with the obligations of the Borrowers under the Agreement and any such Additional Parity Indebtedness as the Borrowers may incur in the future are parity obligations and are equally and ratably secured, except as provided in the Agreement.

THIS BOND SHALL NEVER CONSTITUTE THE DEBT OR INDEBTEDNESS OF THE COUNTY WITHIN THE MEANING OF ANY PROVISION OR LIMITATION OF THE CONSTITUTION AND STATUTES OF THE STATE OF MONTANA AND SHALL NOT CONSTITUTE NOR GIVE RISE TO A PECUNIARY LIABILITY OF THE COUNTY OR A CHARGE AGAINST ITS GENERAL CREDIT OR TAXING POWERS. THIS BOND SHALL BE A SPECIAL LIMITED OBLIGATION OF THE COUNTY, PAYABLE OUT OF THE REVENUES DERIVED PURSUANT TO THE AGREEMENT.

Reference is hereby made to the Indenture and the Agreement for a description of the nature and extent of the security, the rights, duties and obligations of the County, the Trustee and the registered owners of the Bonds and the terms and conditions upon which the Bonds are, and are to be, secured, and a statement of the rights, duties, immunities and obligations of the County and the Trustee.

The Bonds are subject to redemption by the County at the direction of the Borrowers in whole at any time upon certain events of damage, destruction or condemnation of the Financed Property (as defined in the Agreement) or upon certain changes in law at a redemption price equal to 100% of the principal amount thereof and accrued interest to the redemption date.

The Bonds are subject to redemption by the County at the direction of the Trustee if directed by the Majority Bondholder in part on any interest payment date, but only from the proceeds of insurance, as provided in the Indenture and the Agreement, at a redemption price equal to 100% of the principal amount of the Bonds redeemed plus any then-applicable premium and accrued interest to the redemption date.

The Bonds are subject to redemption by the County at the direction of the Borrowers in part on any interest payment date, but only from the proceeds of condemnation awards, as provided in the Indenture and the Agreement, at a redemption price equal to 100% of the principal amount of the Bonds redeemed and accrued interest to the redemption date.

The Bonds are subject to mandatory redemption in whole or in part, as applicable, at any time upon certain events including the sale of any Superscooper firefighting equipment by the Borrowers, from Excess Cash Flow if certain conditions are met, and from the sale and loss of control of BAG Holdings, all at a redemption price equal to 100% of the principal amount thereof plus any premium that would be applicable to an optional redemption of the Series 2022 Bonds on such date pursuant to Section 5.1 of the Indenture (and if such redemption is prior to September 1, 2025, the applicable premium shall be 3%) and accrued interest to the redemption date.

The Bonds are subject to optional redemption as set forth in the Indenture. The Bonds are not subject to mandatory sinking fund redemption.

In the event less than all Bonds are to be redeemed they shall be redeemed from such maturities as the Borrowers may determine (less than all of the Bonds of a single maturity to be selected by lot in such manner as the Trustee may determine). Notice of the call for redemption shall be given by the Trustee by transmitting a copy of the redemption notice by first-class mail and/or by electronic means, not more than 45 nor less than 20 days prior to the redemption date, to the registered owner of the Bond to be redeemed in whole or in part at the address last shown on the registration records. Failure to give such notice, or any defect therein, shall not affect the validity of any proceedings for the redemption of such Bonds for which no default or defect occurs. All Series 2022 Bonds called for redemption will cease to bear interest after the specified redemption date, provided funds for their payment are on deposit at the place of payment at the time. Conditional notices of redemption are permitted by the Indenture.

The Bonds shall be issued as fully registered bonds in the denomination of $100,000 or any integral multiple of $5,000 in excess thereof within a maturity and upon surrender thereof at the designated corporate trust office of the Trustee may, at the option of the registered owner thereof, be exchanged for an equal aggregate principal amount of Bonds of the same maturity of other authorized denominations in the manner and subject to the conditions provided in the Indenture.

This bond is fully transferable by the registered owner hereof in person or by his or her duly authorized attorney on the registration records kept by the Trustee, upon surrender of this bond together with a duly executed written instrument of transfer satisfactory to the Trustee; subject, however, to the terms of the Indenture which limit the transfer and exchange of Bonds during certain periods. Upon such transfer, a new fully registered Series 2022 Bond of authorized denomination or denominations for the same aggregate principal amount and maturity will be issued to the transferee in exchange herefor, all subject to the terms, limitations and conditions set forth in the Indenture. This bond may not be transferred or sold to anyone other than a “Qualified Institutional Buyer”, within the meaning of Rule 144A promulgated under the Securities Act of 1933.

The County and the Trustee may deem and treat the person in whose name this bond is registered as the absolute owner hereof, whether or not this bond shall be overdue, for the purpose of receiving payment and for all other purposes, except to the extent otherwise provided herein and in the Indenture with respect to Regular Record Dates and Special Record Dates for the payment of interest, and neither the County nor the Trustee shall be affected by any notice to the contrary.

To the extent permitted by, and as provided in, the Indenture, modifications or amendments of the Indenture, or of any indenture supplemental thereto, and of the rights and obligations of the County and of the registered owners of the Series 2022 Bonds may be made with the consent of the County and, in certain circumstances, with the consent of the owners of not less than two-thirds in aggregate principal amount of the Series 2022 Bonds then outstanding; provided, however, that no such modification or amendment shall be made which will affect the terms of payment of the principal of, premium, if any, or interest on any of the Series 2022 Bonds, which are unconditional, without the consent of the owners of 100% in aggregate principal amount of the Series 2022 Bonds then outstanding. Any such consent by the registered owner of this bond shall be conclusive and binding upon such registered owner and upon all future registered owners of this bond and of any bond issued upon the transfer or exchange of this bond whether or not notation of such consent is made upon this bond.

The registered owner of this bond shall have no right to enforce the provisions of the Indenture or to institute action to enforce the pledge, assignment or covenants made therein or to take any action with respect to an event of default under the Indenture or to institute, appear in, or defend any suit, action or other proceeding at law or in equity with respect thereto, except as provided in the Indenture. In case an Event of Default under the Indenture shall occur, the principal of all the Bonds at any such time outstanding may be declared or may become due and payable, upon the conditions and in the manner and with the effect provided in the Indenture. The Indenture provides that such declaration may in certain events be rescinded by the Trustee, the registered owners of a requisite principal amount of the Bonds then outstanding or, in certain instances, the registered owners of a requisite principal amount of the Bonds and of Additional Parity Indebtedness then outstanding.

Neither the officers of the County nor any person executing the Bonds shall be liable personally on the Bonds or be subject to any personal liability or accountability by reason of the issuance thereof.

It is hereby certified, recited and declared that all conditions, acts and things required by the constitution or statutes of the State, the Act or the Indenture to exist, to have happened or to have been performed precedent to or in the issuance of this bond exist, have happened and have been performed.

This bond shall not be entitled to any benefit under the Indenture or any indenture supplemental thereto, or become valid or obligatory for any purpose until the Trustee shall have signed the certificate of authentication hereon.

IN WITNESS WHEREOF, GALLATIN COUNTY, MONTANA has caused this bond to be executed by the manual or facsimile signature of its Chair and its official seal to be hereunto impressed or imprinted hereon and attested by the manual or facsimile signature of its County Clerk and Recorder.

GALLATIN COUNTY, MONTANA

By
Chair, Board of County Commissioners

ATTEST:

By
County Clerk and Recorder

[SEAL]

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This Bond is one of the Bonds of the issue described in the within-mentioned Trust Indenture.

U.S. BANK TRUST COMPANY, NATIONAL
ASSOCIATION, as Trustee

By
[NAME], Vice President

Date of Authentication:

[FORM OF ASSIGNMENT]

ASSIGNMENT

FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto                                                                                                                                                     the within bond and all rights thereunder, and hereby irrevocably constitutes and appoints                                                                                                to transfer the within bond on the records kept for registration thereof with full power of substitution in the premises.

Dated:

Signature Guaranteed:

Address of transferee:

Social security or other tax identification number of transferee:

NOTICE: The signature to this assignment must correspond with the name as it appears on the face of the within bond in every particular, without alteration or enlargement or any change whatever.

[END OF FORM OF ASSIGNMENT]

[FORM OF PREPAYMENT PANEL]

PREPAYMENT PANEL

The following installments of principal (or portions thereof) of this bond have been prepaid in accordance with the terms of the Trust Indenture.

Date of Prepayment	Principal Prepaid	Signature of Authorized Representative of DTC

[END OF FORM OF PREPAYMENT PANEL]

[END OF FORM OF BOND]

EXHIBIT B

TERMS OF THE SERIES 2022 BONDS

$135,000,000 11.500% Series 2022 Term Bonds due September 1, 2027

Price of 100.000% to Yield 11.500%

Series 2022 Bonds Maturing September 1, 2027

Payment Date	Principal Amount
September 1, 2027*	$135,000,000

*	Final maturity.

EXHIBIT C

FORM OF INVESTOR LETTER

Gallatin County, Montana

311 West Main Street

Bozeman, MT 59715

Gallatin County, Montana

Industrial Development Revenue and Revenue Refunding Bonds

(Bridger Aerospace Group Project)

Series 2022 (Taxable) (Sustainability Bonds)

Dear Ladies and Gentlemen:

In connection with the purchase of a portion of the above-referenced obligations (the “Series 2022 Bonds”), issued by Gallatin County, Montana (the “County”) pursuant to (i) the terms of an Amended and Restated Trust Indenture, dated as of July 1, 2022 (as amended, restated, supplemented or otherwise modified from time to time, the “Indenture”), between the County and U.S. Bank Trust Company, National Association, Salt Lake City, Utah, as trustee (the “Trustee”), (ii) Title 90, Chapter 5, Part 1, Montana Code Annotated, as amended (the “Act”), and (iii) a resolution adopted by the governing body of the County on October 14, 2020, as amended by a resolution adopted by the governing body of the County on May 3, 2022 (as so amended, the “Bond Resolution”), the undersigned purchaser[, on behalf of itself and each of its managed accounts listed on the signature page hereto] (the “Purchaser”), of the Series 2022 Bonds hereby represents the following:

1. Execution of this letter is a condition to the sale of the Series 2022 Bonds to the Purchaser.

2. The Purchaser is purchasing the Series 2022 Bonds in authorized denominations of $100,000 or increments of $5,000 in excess thereof (an “Authorized Denomination”). The Purchaser will only sell or transfer the Series 2022 Bonds in Authorized Denominations.

3. The Purchaser certifies that it is a “Qualified Institutional Buyer” as such term is defined under Rule 144A of the Securities Act of 1933, as amended (the “Securities Act”) or “Institutional Accredited Investors” consisting of “accredited investors” described in Sections (a)(1), (2), (3), (7), (8), (9), (12), or (13) of Rule 501 of Regulation D promulgated under the Securities Act.

4. As Purchaser of the Series 2022 Bonds, the Purchaser is purchasing such Series 2022 Bonds with its own funds (or with funds from managed accounts over which it has investment authority) and not the funds of any other person (other than for a managed account), or for its own account (or for managed accounts over which it has investment authority) and not as nominee or agent for the account of any other person and not with a view to any distribution thereof, except for a managed account relationship for its accounts for which it reasonably believes are a “Qualified Institutional Buyer” under the Securities Act.

5. The Purchaser acknowledges that the only audited financials are for Bridger Aerospace Group Holdings, LLC (“BAG Holdings”), as the guarantor of the Series 2022 Bonds. The Purchaser acknowledges that the financial information regarding the Borrowers is unaudited financial information provided by the Borrowers, and Underwriter has not undertaken and will not undertake steps to ascertain the accuracy or completeness of such unaudited information.

6. The Purchaser has such knowledge and experience in business and financial matters and with respect to the purchase and ownership of non-rated conduit revenue bonds, taxable securities and other investment vehicles similar in character to the Series 2022 Bonds so as to enable it to understand and evaluate the risks of such investments and form an investment decision with respect to the Series 2022 Bonds. The Purchaser (or any managed account for which it is allocating a portion of the Series 2022 Bonds) is able to bear the risk of an investment in the Series 2022 Bonds.

7. The Purchaser has reviewed the Amended and Restated Preliminary Limited Offering Memorandum relating to the Series 2022 Bonds, dated July 14, 2022 and the Limited Offering Memorandum, dated July 20, 2022 (collectively, the “Limited Offering Memorandum”), including the information under the heading “BONDHOLDERS’ RISKS” therein and has made the decision to purchase the Series 2022 Bonds based on its own independent investigation regarding the Series 2022 Bonds.

8. THE PURCHASER UNDERSTANDS THAT THE SERIES 2022 BONDS AND THE INTEREST THEREON SHALL BE SPECIAL, LIMITED OBLIGATIONS OF THE COUNTY, PAYABLE SOLELY OUT OF REVENUES DERIVED UNDER THE LOAN AGREEMENT, AND SHALL NEVER CONSTITUTE THE DEBT OR INDEBTEDNESS OF THE COUNTY WITHIN THE MEANING OF ANY PROVISION OR LIMITATION OF THE CONSTITUTION OR STATUTES OF THE STATE OF MONTANA OR OF ANY CHARTER OF ANY POLITICAL SUBDIVISION THEREOF, INCLUDING THE COUNTY, AND SHALL NOT CONSTITUTE NOR GIVE RISE TO A PECUNIARY LIABILITY OR MULTIPLE FISCAL YEAR DIRECT OR INDIRECT DEBT OR OTHER FINANCIAL OBLIGATION WHATSOEVER OF THE COUNTY OR A CHARGE AGAINST ITS GENERAL CREDIT OR TAXING POWERS.

9. The Purchaser has not relied upon the County with regard to the accuracy or completeness of any information furnished to the Purchaser in connection with the issuance of the Series 2022 Bonds except for (i) the representations and warranties of the County in the Loan Agreement, the Indenture and any other certificate of the County delivered in connection with the issuance of the Series 2022 Bonds, (ii) the legal opinions delivered on behalf of the County in connection with the issuance of the Series 2022 Bonds, and (iii) those statements relating to the County set forth under the captions “THE COUNTY” and “ABSENCE OF LITIGATION – The County” in the Amended and Restated Preliminary Limited Offering Memorandum.

10. The Purchaser acknowledges that the Series 2022 Bonds will not be listed on any stock or other securities exchange and will be issued without registration under the provisions of the Securities Act, or any state securities laws.

This letter and the representations and agreements contained herein are made for your benefit as of this ___ day of ______, 2022 and may also be relied upon by D.A. Davidson & Co. and Jefferies LLC, as underwriters.

Very truly yours,
__________, as Purchaser or Investment Advisor

By:
Name:
Its:

[Each Managed Account on behalf of which the Purchaser is executing this letter is listed below:

____________________]

C-2